Exhibit 4.25
                                             Conformed Copy

                    FLAGSTAR CORPORATION

                             AND

     NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, TRUSTEE






                          Indenture

               Dated as of September 23, 1993


                        $125,000,000

       11 3/8% Senior Subordinated Debentures Due 2003






                      TABLE OF CONTENTS



                                                        Page

PARTIES..............................................      1

RECITALS

     Authorization of Indenture......................      1
     Form of Face of Security........................      1
     Form of Reverse of Security.....................      3
     Form of Trustee's Certificate of Authentication.      9
     Compliance with Legal Requirements..............      9
     Purpose of and Consideration for Indenture......      9



                         ARTICLE ONE

                        DEFINITIONS.


SECTION 1.1.   Certain Terms Defined.................     10
                              Acquisition Indebtedness..............10
                              Adjusted Consolidated Net Worth.......10
                              Affiliate.............................11
                              Agent.................................11
                              Asset Segment.........................11
                              Associates............................11
                              Bankruptcy Law........................11
                              Board of Directors....................12
                              Business Day..........................12
                              Business Segment......................12
                              Capital Stock.........................12
                              Cash Equivalents......................12
                              Code..................................13
                              Commission............................13
                              Consolidated Fixed Charges............13
                              Consolidated Net Income...............14
                              Consolidated Net Worth................14
                              Controlled Corporation EBIDTA Amount..15
                              Corporate Trust Office................15
                              Credit Agent..........................15
                              Credit Agreement......................15
                              Default...............................15
                              Disqualified Stock....................15
                              DLJ...................................16
                              DLJ Capital...........................16
                              EBITDA................................16
                              11.25% Debentures.....................17
               Equity Interests......................     17
               Equity Investment.....................     17
                              Event of Default......................17
               Excluded Properties...................     17
                              Existing Indebtedness.................17
                              FCI...................................17
                              FCI Common Stock......................17
                              Fixed Charge Coverage Ratio...........17
                              GTO...................................17
                              GTO Fee...............................17
                              Holder, holder of Securities,
                                Securityholder......................18
                              Indebtedness..........................18
                              Indenture.............................18
                              Indentures............................18
                              Interest Rate Agreement...............18
                              Investment............................18
                              Issuer................................19
                              KKR...................................19
                              Lien..................................19
                              Mortgage Financing....................19
                              Mortgage Financing Proceeds...........19
                              Mortgage Refinancing..................19
                              Mortgage Refinancing Proceeds.........19
                              Net Income............................20
                              Net Proceeds..........................20
                              Obligations...........................20
                              OECD..................................21
                              Officers' Certificate.................21
                              Opinion of Counsel....................21
                              Outstanding...........................21
                              Permitted Investments.................22
                              Preferred Stock.......................22
                              principal.............................22
                              Recapitalization......................22
                              Remaining Section 355 Amount..........22
                              Responsible Officer...................22
                              Restricted Investments................23
                              Section 355 Percentage................23
                              Section 355 Transaction...............23
                              Security or Securities................24
                              Senior Indebtedness...................24
                              Senior Notes..........................24
                              Senior Note Indenture.................24
                              Significant Subsidiary................25
                              Specified Issuer EBITDA...............25
                              Specified Senior Indebtedness.........25
                              Subsidiary............................25
                              10% Debentures........................25
                              10 7/8% Notes.........................25
                              Trust Indenture Act of 1939...........25
                              Trustee...............................25
                              Unrestricted Subsidiary...............25
                              Weighted Average Life to Maturity.....26



                         ARTICLE TWO

                 ISSUE, EXECUTION, FORM AND
                 REGISTRATION OF SECURITIES.


SECTION 2.1.   Authentication and Delivery of
                                Securities..........................27
SECTION 2.2.   Execution of Securities...............     27
SECTION 2.3.   Certificate of Authentication.........     28
SECTION 2.4.   Form, Denomination and Date of
                                Securities; Payments of Interest....28
SECTION 2.5.   Registration, Transfer and Exchange...     29
SECTION 2.6.   Mutilated, Defaced, Destroyed, Lost
                                and Stolen Securities...............30
SECTION 2.7.   Cancellation of Securities;
                                Destruction Thereof.................31
SECTION 2.8.   Temporary Securities..................     32



                        ARTICLE THREE

          COVENANTS OF THE ISSUER AND THE TRUSTEE.


SECTION 3.1.   Payment of Principal and Interest.....     32
SECTION 3.2.   Offices for Payments, etc.............     32
SECTION 3.3.   Appointment to Fill a Vacancy in
                                Office of Trustee...................33
SECTION 3.4.   Paying Agents.........................     33
SECTION 3.5.   Certificates to Trustee...............     34
SECTION 3.6.   Securityholder Lists..................     34
SECTION 3.7.   Reports by the Issuer.................     35
SECTION 3.8.   Reports by the Trustee................     35
SECTION 3.9.               Limitation on Restricted Payments.....     35
SECTION 3.10.  Limitation on Dividends and Other
                                Payment Restrictions Affecting
                                Subsidiaries........................41
SECTION 3.11.  Limitation on Additional Indebtedness
                                and Issuance of Disqualified Stock..42
SECTION 3.12.  Limitation on Transactions with
                                Affiliates..........................44
SECTION 3.13.  Sale of Assets........................     45
SECTION 3.14.  Corporate Existence...................     47
SECTION 3.15.  Limitation on Liens...................     48
SECTION 3.16.  Issuer to Cause Certain
                                Subsidiaries to Become Guarantors...50
SECTION 3.17.  Limitation on Senior Subordinated
                                Debt................................50
SECTION 3.18.  Investments in Unrestricted
                                Subsidiaries........................51



                        ARTICLE FOUR

         REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                    ON EVENT OF DEFAULT.


SECTION 4.1.   Events of Default ....................     51
SECTION 4.2.   Acceleration..........................     54
SECTION 4.3.   Other Remedies........................     55
SECTION 4.4.   Waiver of Defaults....................     55
SECTION 4.5.   Control by Majority...................     55
SECTION 4.6.   Limitation on Suits...................     56
SECTION 4.7.   Rights of Holders to Receive Payment..     56
SECTION 4.8.   Collection Suit by Trustee............     56
SECTION 4.9.   Trustee May File Proofs of Claim......     57
SECTION 4.10.  Priorities............................     58
SECTION 4.11.  Undertaking for Costs.................     58



                        ARTICLE FIVE

                   CONCERNING THE TRUSTEE.


SECTION 5.1.   Duties and Responsibilities of the
                                Trustee; During Default; Prior to
                                Default.............................58
SECTION 5.2.   Certain Rights of the Trustee.........     60
SECTION 5.3.   Trustee Not Responsible for Recitals,
                                Disposition of Securities or
                                Application of Proceeds Thereof.....61
SECTION 5.4.   Trustee and Agents May Hold
                                Securities; Collections, etc........62
SECTION 5.5.   Moneys Held by Trustee................     62
SECTION 5.6.   Compensation and Indemnification
                                of Trustee and Its Prior Claim......62
SECTION 5.7.   Right of Trustee to Rely on
                                Officers' Certificate, etc..........63
SECTION 5.8.   Persons Eligible for Appointment
                                as Trustee..........................63
SECTION 5.9.   Resignation and Removal; Appointment
                                of Successor Trustee................63
SECTION 5.10.  Acceptance of Appointment by
                                Successor Trustee...................65
SECTION 5.11.  Merger, Conversion, Consolidation or
                                Succession to Business of Trustee...66
SECTION 5.12.  Indenture Not Creating Potential
                                Conflicting Interests for Trustee...66



                         ARTICLE SIX

               CONCERNING THE SECURITYHOLDERS.


SECTION 6.1.   Evidence of Action Taken by
                                Securityholders.....................67
SECTION 6.2.   Proof of Execution of Instruments
                                and of Holding of Securities;
                                Record Date.........................67
SECTION 6.3.   Holders to Be Treated as Owners.......     67
SECTION 6.4.   Securities Owned by Issuer Deemed Not
                                Outstanding.........................68
SECTION 6.5.   Right of Revocation of Action Taken...     68



                        ARTICLE SEVEN

                  SUPPLEMENTAL INDENTURES.


SECTION 7.1.   Supplemental Indentures Without
                                Consent of Securityholders..........69
SECTION 7.2.   Supplemental Indentures With Consent
                                of Securityholders..................70
SECTION 7.3.   Effect of Supplemental Indenture......                 72
SECTION 7.4.   Documents to Be Given to Trustee......     72
SECTION 7.5.   Notation on Securities in Respect of
                                Supplemental Indentures.............72



                        ARTICLE EIGHT

         CONSOLIDATION, MERGER, SALE OR CONVEYANCE.


SECTION 8.1.   When Issuer May Merge, etc............     73
SECTION 8.2.   Successor Corporation Substituted.....     74



                        ARTICLE NINE

          SATISFACTION AND DISCHARGE OF INDENTURE;
                UNCLAIMED MONEYS; DEFEASANCE.


SECTION 9.1.   Satisfaction and Discharge of
                                Indenture...........................75
SECTION 9.2.   Application by Trustee of Funds
                                Deposited for Payment of Securities.76
SECTION 9.3.   Repayment of Moneys Held by Paying
                                Agent...............................76
SECTION 9.4.   Return of Moneys Held by Trustee and
                                Paying Agent Unclaimed for Three
                                Years...............................76
SECTION 9.5.   Defeasance............................     77



                         ARTICLE TEN

                  MISCELLANEOUS PROVISIONS.


SECTION 10.1.  Incorporators, Stockholders, Officers
                                and Directors of Issuer Exempt from
                                Individual Liability................79
SECTION 10.2.  Provisions of Indenture for the Sole
                                Benefit of Parties and Security-
                                holders.............................79
SECTION 10.3.  Successors and Assigns of Issuer
                                Bound by Indenture..................79
SECTION 10.4.  Notices and Demands on Issuer,
                                Trustee and Securityholders.........79
SECTION 10.5.  Officers' Certificates and Opinions
                                of Counsel; Statements to Be
                                Contained Therein...................80
SECTION 10.6.  Payments Due on Saturdays, Sundays
                                and Holidays........................82
SECTION 10.7.  Conflict of Any Provision of
                                Indenture with Trust Indenture
                                Act of 1939.........................82
SECTION 10.8.  New York Law to Govern................     82
SECTION 10.9.  Counterparts..........................     82
SECTION 10.10. Effect of Headings....................     82



                       ARTICLE ELEVEN

                  REDEMPTION OF SECURITIES.


SECTION 11.1.  Right of Optional Redemption..........     82
SECTION 11.2.  Notice of Redemption; Partial
                                Redemptions.........................83
SECTION 11.3.  Payment of Securities Called for
                                Redemption..........................84
SECTION 11.4.  Exclusion of Certain Securities from
                                Eligibility for Selection for
                                Redemption..........................85
SECTION 11.5.  Offer to Redeem by Application of
                                Net Proceeds........................85



                       ARTICLE TWELVE

                SUBORDINATION OF SECURITIES.


SECTION 12.1.  Agreement to Subordinate..............     86
SECTION 12.2.  Certain Definitions...................     86
SECTION 12.3.  Liquidation; Dissolution; Bankruptcy..     87
SECTION 12.4.  Default on Senior Indebtedness........     88
SECTION 12.5.  Acceleration of Securities............     90
SECTION 12.6.  When Distribution Must be Paid Over...     90
SECTION 12.7.  Notice by Issuer......................     91
SECTION 12.8.  Subrogation...........................     91
SECTION 12.9.  Relative Rights.......................     92
SECTION 12.10. Subordination May Not Be Impaired.....     92
SECTION 12.11. Distribution or Notice to
                                Representative......................94
SECTION 12.12. Rights of Trustee and Paying Agent....     94
SECTION 12.13. Authorization to Effect Subordination.     94
SECTION 12.14. Miscellaneous.........................     95



TESTIMONIUM..........................................     96

SIGNATURES...........................................     96

ACKNOWLEDGMENTS......................................     96

               THIS INDENTURE, dated as of September 23, 1993 between Flagstar Corporation, a Delaware corporation (the "Issuer"), and NationsBank of Georgia, National Association, a national banking association, as Trustee (the "Trustee"),


                    W I T N E S S E T H :


               WHEREAS, the Issuer has duly authorized the issue of its 11 3/8% Senior Subordinated Debentures Due 2003 (the
"Securities") and, to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

               WHEREAS, the Securities and the Trustee's certificate of authentication shall be in substantially the following form:


                 [FORM OF FACE OF SECURITY]



No.

                                  $


                    FLAGSTAR CORPORATION
       11 3/8% Senior Subordinated Debentures Due 2003



               Flagstar Corporation, a Delaware corporation (the
"Issuer"), for value received hereby promises to pay to   or
registered assigns the principal sum
of                         Dollars at the Issuer's office or agency for
said purpose on September 15, 2003 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 15 and September 15 of each year, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the March 15 or the September 15, as the case may be, next preceding the date of this Security to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from September 23, 1993, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after March 1 or September 1, as the case may be, and before the following March 15 or September 15, this Security shall bear interest from such March 15 or September 15; provided, that if the Issuer shall default in the payment of interest due on such March 15 or September 15, then this Security shall bear interest from the next preceding March 15 or September 15 to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities, from September 23, 1993. The interest so payable on any March 15 or September
15 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the March 1 or September 1 preceding such March
15 or September 15, whether or not such day is a business day; provided that interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register or by wire transfer to such holder.

               Reference is made to the further provisions set forth on the reverse hereof, including without limitation provisions subordinating the payment of principal of, premium, if any, and interest on the Securities to the payment in full of all Senior Indebtedness as defined in said Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

               This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

               IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.


Dated:

[Seal]

______________________________


______________________________


                [FORM OF REVERSE OF SECURITY]

                    Flagstar Corporation

       11 3/8% Senior Subordinated Debentures Due 2003


               This Security is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $125,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of September 23, 1993 (the "Indenture"), duly executed and delivered by the Issuer to NationsBank of Georgia, National Association, as Trustee (herein called the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Securities.

               If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the Trustee or the holders of at least 30% (or 25% in the case of a default with respect to payment of principal of, premium, if any, or interest on the Securities) in principal amount of the then outstanding Securities may declare the principal amount of the Securities to be due and payable immediately; provided, however, that if any Senior Indebtedness is outstanding pursuant to the Credit Agreement, upon a declaration of acceleration, such principal and interest shall be payable upon the earlier of
(x) the day that is five Business Days after the provision to the Issuer and the Credit Agent of such written notice unless such Event of Default has been cured or waived prior to such date and (y) the date of acceleration of any Senior Indebtedness under the Credit Agreement. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. The Indenture provides that in certain events a declaration of acceleration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that the holders of a majority in aggregate principal amount of the Securities then outstanding may waive any default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on any of the Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

               The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities; provided that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce the premium, if any, payable thereon, or reduce any amount payable on the redemption thereof or impair or affect the rights of any Securityholder to institute suit for the payment thereof, or waive a default in the payment of principal of, premium, if any, or interest on any Security, change the currency of payment of principal of, premium, if any, or interest on any Security, or modify any provision in the Indenture with respect to the priority of the Securities in right of payment without the consent of the holder of each Security so affected; or (b) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities then outstanding.

               The Securities are subordinated to Senior
Indebtedness (as defined in the Indenture), which includes
(a) all Senior Indebtedness of the Issuer and its Subsidiaries arising under or in respect of the Credit Agreement, the Senior Notes and the 10 7/8% Notes (each as defined in the Indenture) and all obligations and claims related thereto, (b) all Obligations of the Issuer in respect of Interest Rate Agreements (as defined in the Indenture) and (c) all other Indebtedness permitted by the Indenture to be thereafter created, incurred, assumed or guaranteed by the Issuer which is not expressly by its terms subordinated to, or pari passu with, the Securities and all obligations and claims related thereto. Indebtedness is defined in the Indenture to include (i) all obligations in respect of borrowed money, (ii) all obligations evidenced by bonds, notes, debentures or similar instruments other than Interest Rate Agreements, (iii) all reimbursement obligations and other liabilities with respect to letters of credit, (iv) all obligations to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (v) all capital lease obligations under capital leases and (vi) the guaranty of items which would be included in the definition of Indebtedness pursuant to clauses (i) through (v) above; provided that in the case of clauses (i) through (v) above, Indebtedness of any person shall include only obligations reported as liabilities in the financial statements of such person in accordance with generally accepted accounting principles. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Issuer agrees, and each holder by its acceptance of this Security agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect. The Securities are senior in right of payment to the 10% Convertible Junior Subordinated Debentures Due 2014 of the Issuer issued pursuant to the indenture dated as of November 1, 1989 between the Issuer and United States Trust Company of New York, trustee, as supplemented. The Securities are pari passu with the 11.25% Senior Subordinated Debentures Due 2004 of the Issuer issued pursuant to the indenture dated as of November 16, 1992 between the Issuer and NationsBank of Georgia, National Association, trustee.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

               The Securities are issuable only as registered
Securities without coupons in denominations of $1,000 and any multiple of $1,000.

               At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

               Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture.
No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

               Except as set forth in the following paragraph, the Securities may not be redeemed at the option of the Issuer prior to September 15, 1998. The Securities will be redeemable, in whole or in part, at the option of the Issuer, upon mailing of a notice of such redemption not less than 30 or more than 60 days prior to the redemption date to each holder of Securities to be redeemed, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning September 15 of the years indicated below:

Year                                          Percentage

1998......................................    105.688%
1999......................................    102.844
2000 and thereafter ......................    100.000

provided that if the date fixed for redemption is March 15 or September 15, then the interest payable on such date shall be paid to the holder of record on the next preceding
March 1 or September 1.

               Prior to September 15, 1996, the Issuer may redeem up to 35% of the original aggregate principal amount of the Securities, at a redemption price (expressed as a percentage of the principal amount) of 110%, plus accrued and unpaid interest, if any, to the redemption date, with that portion, if any, of the net proceeds of any public offering for cash of FCI Common Stock that is used by FCI to acquire from the Issuer shares of common stock of the Issuer; provided that any such redemption is effected within 60 days after the closing of such public offering of FCI Common Stock.

               Notice of redemption shall be mailed at least 30 and not more than 60 days prior to the date fixed for redemption to each holder of Securities to be redeemed at his registered address. Securities may be redeemed in part only in multiples of $1,000.

               Subject to the terms of the Indenture, if the Issuer consummates any Asset Sale or sells a Business Segment (as such terms are defined in the Indenture), the Issuer shall be obligated to apply the proceeds thereof to one or more of the following in such combination as the Issuer may choose: (i) an investment in another asset or business in the same line of business as the Issuer and its Subsidiaries, provided such investment occurs within 366 days of such Asset Sale or sale of a Business Segment, (ii) an offer, expiring within 366 days of such Asset Sale or such sale of a Business Segment, to redeem Securities at a redemption price not less than 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (a "Net Proceeds Offer") or (iii) the prepayment of outstanding Senior Indebtedness within 366 days of such Asset Sale or sale of a Business Segment; provided, however, that if the net amount not invested pursuant to clause (i) or applied pursuant to clause (iii) above to the prepayment of Senior Indebtedness is less than $25,000,000, the Issuer shall not be further obligated to offer to redeem Securities pursuant to clause (ii) above. Holders of Securities which are the subject of an offer to redeem shall receive an offer to redeem from the Issuer prior to any related redemption date, and may elect to have such Securities redeemed by completing the form entitled "Option of Holder to Elect to Have Security Redeemed" appearing below. Notwithstanding any provision of the Indenture to the contrary, the Issuer may, for a period of 120 days after the last date on which holders of Securities are permitted to elect to have their Securities redeemed in a Net Proceeds Offer, use any Net Proceeds that were available to make such Net Proceeds Offer but not used to redeem Securities pursuant thereto, to purchase, redeem or otherwise acquire or retire for value securities of the Issuer ranking junior in right of payment to the Securities at a price, stated as a percentage of the principal or face amount of such junior securities, not greater than the price, stated as a percentage of the principal amount of the Securities, offered in the Net Proceeds Offer; provided that if the Net Proceeds Offer is for a principal amount (the "Net Proceeds Offer Amount") of the Securities less than the aggregate principal amount of the Securities then outstanding, then the Net Proceeds available for use by the Issuer for such a purchase, redemption or other acquisition or retirement for value of junior securities shall not exceed the Net Proceeds Offer Amount.

               Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

               The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

               No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


               This is one of the Securities described in the within-mentioned Indenture.


                                                 NATIONSBANK OF GEORGIA,
                                                 NATIONAL ASSOCIATION,
                                                 as Trustee


                                                 Authorized Signatory


     OPTION OF HOLDER TO ELECT TO HAVE SECURITY REDEEMED

               If you have received a Net Proceeds Offer from the
Issuer and want to elect to have this Security redeemed by
the Issuer pursuant to Section 11.5 of the Indenture, check
the box:   [ ]


Date: _______________   Your Signature: ____________________

             (Sign exactly as your name appears
             on the other side of this Security)

Signature Guarantee: ____________________________


               AND WHEREAS, all things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

               NOW, THEREFORE:

               In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:


                                     ARTICLE ONE

                        DEFINITIONS.


               SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust
Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean such accounting principles which are generally accepted at the date or time of any computation or at the date hereof. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this
Article include the plural as well as the singular.

               "Acquisition Indebtedness" means Indebtedness of any person existing at the time such person becomes a Subsidiary of the Issuer (or at the time such person is merged with or into a Subsidiary of the Issuer), excluding
Indebtedness of any Subsidiary of the Issuer (other than such person) incurred in connection with, or in contemplation of, such person becoming a Subsidiary of the Issuer.

               "Adjusted Consolidated Net Worth" with respect to the Issuer means, as of any date, the Consolidated Net Worth of the Issuer plus (i) the respective amounts reported on the Issuer's most recent consolidated balance sheet with respect to any preferred stock (other than Disqualified
Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Issuer upon issuance of such preferred stock or of securities converted into such preferred stock, excluding (ii) any amount reflecting any equity adjustment resulting from a foreign currency translation on a consolidated balance sheet of the Issuer, but only to the extent not excluded in calculating Consolidated Net Worth of the Issuer, plus (iii) any gain realized upon the sale or other disposition of any Business Segments to the extent such gains do not exceed the sum of the aggregate amount of any losses included (on a net after tax basis) in the computation of Consolidated Net Worth, plus (iv) transaction fees and expenses related to the Recapitalization and any related transactions including amortization thereof, but only to the extent such fees and expenses were included in calculating Consolidated Net Worth of the Issuer.

               "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. For the purposes of this definition, beneficial ownership of 10% or more of the voting common equity of a person shall be deemed to be control unless ownership of a lesser amount may be deemed to be control under the Trust Indenture Act; provided, however, that neither DLJ Capital nor any of its affiliates shall be deemed to be an Affiliate for purposes of the covenants in this Indenture.

               "Agent" means any registrar, paying agent or co-registrar for the Securities.

               "Asset Segment" means (i) Denny's Holdings, Inc.,
(ii) Spartan Holdings, Inc., (iii) Canteen Holdings, Inc., or (iv) any Subsidiary, group of Subsidiaries or group of assets (other than inventory held for sale in the ordinary course of business) of the Issuer or its Subsidiaries which
(A) accounts for at least 20 percent of the total assets of the Issuer and its Subsidiaries on a consolidated basis as of the end of the last fiscal quarter immediately preceding the date for which such determination is being made or (B) accounts for at least 20 percent of the income from continuing operations before income taxes, extraordinary items and cumulative effects of changes in accounting principles of the Issuer and its Subsidiaries on a consolidated basis for the four full fiscal quarters immediately preceding the date for which such calculation is being made.

               "Associates" means TW Associates, L.P. and KKR
Partners II, L.P.

               "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

               "Board of Directors" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

               "Business Day" means a day which in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Securities, as specified on the face of the form of Security recited above, is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

               "Business Segment" means: (i) each of the Issuer's Significant Subsidiaries, (ii) the capital stock of any of the Issuer's Subsidiaries or (iii) any group of assets of the Issuer or any Subsidiary whether now owned or hereafter acquired, provided, in each case, that the sale (other than the sale of inventory in the ordinary course of business), lease, conveyance or other disposition of such Significant Subsidiary, capital stock or group of assets, as the case may be, either in a single transaction or group of related transactions that are part of a common plan, results in Net Proceeds to the Issuer and its Subsidiaries of $50 million or more.

               "Capital Stock" means any and all shares, interests, participations, rights or other equivalents
(however designated) of corporate stock.

               "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United
States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD and having total assets in excess of $500,000,000 with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (v) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses
(i) through (iv) above.

               "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

               "Commission" means the Securities and Exchange
Commission.

               "Consolidated Fixed Charges" means, with respect to any person for a given period, consolidated interest expense of such person and its consolidated Subsidiaries to the extent deducted in computing Consolidated Net Income (including, without limitation, amortization of original issue discount and non-cash interest payments, all net payments and receipts in respect of Interest Rate Agreements and the interest component of capital leases, but excluding deferred financing costs existing immediately after the closing of the Equity Investment or incurred in connection with the Recapitalization and amortization thereof) plus the amount of all cash dividend payments on any series of preferred stock of such person; provided that if, during such period (i) such person or any of its Subsidiaries shall have made any asset sales (other than, in the case of the Issuer and its Subsidiaries, sales of the Capital Stock of or any assets of Unrestricted Subsidiaries), Consolidated
Fixed Charges of such person and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to the assets which are the subject of such asset sales for such period and (ii) such person or any of its Subsidiaries has made any acquisition of assets or Capital Stock (occurring by merger or otherwise), including, without limitation, any acquisition of assets or Capital Stock occurring in connection with the transaction causing a calculation to be made hereunder, Consolidated Fixed Charges of such person and its Subsidiaries shall be calculated on a pro forma basis as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of such period; and provided, further, that in the case of the Issuer, if the closing of any aspect of the Recapitalization occurred during such period, Consolidated Fixed Charges of the Issuer and its Subsidiaries for such period shall be calculated on a pro forma basis as if such closing
(including the incurrence of any Indebtedness in connection with such closing and the application of the proceeds thereof) took place on the first day of such period.

            "Consolidated Net Income" with respect to any person (the "Subject Person") means, for a given period, the aggregate of the Net Income of such Subject Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that (i) the Net Income of any person that is not a Subsidiary of the Subject Person or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Subject Person and its Subsidiaries, (ii) the Net Income of any person that is a Subsidiary (other than a Subsidiary of which at least 80% of the capital stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the Subject Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the lesser of (a) the amount of dividends or distributions paid to the Subject Person and its Subsidiaries and (b) the Net Income of such person,
(iii) the Net Income of any person acquired by the Subject Person and its Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the Net Income (if positive) of any person that becomes a Subsidiary of the Issuer after the date hereof shall be included only to the extent that the declaration or payment of dividends on Capital Stock or similar distributions by that Subsidiary to the Issuer or to any other consolidated Subsidiary of the Issuer of such Net Income is at the time permitted under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations binding upon or applicable to that Subsidiary, provided that if the exclusion from an otherwise positive Net Income of certain amounts pursuant to this clause (iv) would cause such Net Income to be negative, then such Net Income shall be deemed to be zero.

               "Consolidated Net Worth" means, with respect to any person, at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such person and its Subsidiaries on a consolidated basis, each item to be determined in conformity with generally accepted accounting principles (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52), except that all effects of the application of Accounting Principles Board Opinions Nos. 16 and 17 and related interpretations and all charges related to the Recapitalization shall be disregarded.

             "Controlled Corporation EBITDA Amount" means, for any Controlled Corporation securities of which have been distributed in a Section 355 Transaction, the EBITDA of the Controlled Corporation for the four full fiscal quarters of the Issuer last preceding the date such Section 355 Transaction is effected.

               "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 600 Peachtree Street, N.E., Suite 900, Atlanta, Georgia 30308, Attention: Corporate Trust Administration.

               "Credit Agent" means Citibank, N.A., as Managing Agent under the Credit Agreement, or any successor thereto; provided that "Credit Agent" shall also mean any person acting as managing agent (or in a similar capacity) under any agreement pursuant to which the Credit Agreement is refunded or refinanced if such person is designated as such by each person that is at the time of such designation a Credit Agent; and provided further that if at any time there shall be more than one Credit Agent, then "Credit Agent" shall mean each such Credit Agent, and any notice, consent or waiver to be given by, action to be taken by, or notice to be given to, the Credit Agent shall be given or taken by, or given to, each such Credit Agent.

               "Credit Agreement" means the Amended and Restated Credit Agreement dated as of October 26, 1992 among the Issuer, the lenders party thereto and Citibank, N.A., as Managing Agent, including any and all related notes, collateral and security documents, instruments and agreements executed in connection therewith (including, without limitation, all Loan Documents (as defined in such Credit Agreement)) and all obligations of the Issuer and its Subsidiaries incurred thereunder or in respect thereof, and in each case as amended, supplemented, restructured or otherwise modified, extended or renewed and each other agreement pursuant to which any or all of the foregoing may be refunded or refinanced, from time to time.

               "Default" means any event that is, or after notice or passage of time would be, an Event of Default.

               "Disqualified Stock" means any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Securities.

               "DLJ" means Donaldson, Lufkin & Jenrette
Securities Corporation.

               "DLJ Capital" means DLJ Capital Corporation.

               "EBITDA" means, with respect to any person and its consolidated Subsidiaries for a given period, the Consolidated Net Income of such person for such period plus
(i) an amount equal to any net loss realized upon the sale or other disposition of any Business Segment (to the extent such loss was deducted in computing Consolidated Net
Income), (ii) any provision for taxes based on income or profits deducted in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, (iii) consolidated interest expense
(including amortization of original issue discount and non-cash interest payments, all net payments and receipts in respect of Interest Rate Agreements and the interest component of capital leases), and (iv) depreciation and amortization (including amortization of goodwill, deferred financing costs existing immediately after the closing of the Equity Investment or incurred in connection with the Recapitalization, and other intangibles) to the extent required under generally accepted accounting principles, all on a consolidated basis; provided that if, during such period (A) such person or any of its Subsidiaries shall have made any asset sales (other than, in the case of the Issuer and its Subsidiaries, sales of the Capital Stock of or any assets of Unrestricted Subsidiaries), EBITDA of such person and its Subsidiaries for such period shall be reduced by an amount equal to the EBITDA directly attributable to the assets which are the subject of such asset sales for such period and (B) such person or any of its Subsidiaries has made any acquisition of assets or Capital Stock (occurring by merger or otherwise), including, without limitation, any acquisition of assets or Capital Stock occurring in connection with the transaction causing a calculation to be made hereunder, EBITDA of such person and its Subsidiaries shall be calculated, excluding any expenses which in the good faith estimate of management will be eliminated as a result of such acquisition, on a pro forma basis as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of such period; and provided, further, that in the case of the Issuer, if the closing of any aspect of the Recapitalization occurred during such period, EBITDA of the Issuer and its Subsidiaries for such period shall be calculated on a pro forma basis as if such closing (including the incurrence of any Indebtedness in connection with such closing and the application of the proceeds thereof) took place on the first day of such period.

               "11.25% Debentures" means the 11.25% Senior
Subordinated Debentures Due 2004 of the Issuer in an aggregate principal amount not to exceed $738,800,000.

               "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock
(but excluding any debt security that is convertible into or exchangeable for Capital Stock).

               "Equity Investment" means the purchase by Associates of 100 million shares of FCI Common Stock and 75 million warrants to purchase FCI Common Stock on November
16, 1992.

               "Event of Default" means any event or condition specified as such in Section 4.1 which shall have continued for the period of time, if any, therein designated.

               "Excluded Properties" means each of (i) the Issuer's food distribution and warehouse facility located in Rancho Cucamonga, California and (ii) the Issuer's corporate headquarters property in Spartanburg, South Carolina.

               "Existing Indebtedness" means Indebtedness of the Issuer or any subsidiary existing on the date hereof.

               "FCI" means Flagstar Companies, Inc. (formerly TW
Holdings, Inc.), a Delaware corporation.

               "FCI Common Stock" means the common stock, par value $.50 per share, of FCI.

               "Fixed Charge Coverage Ratio" means, with respect to any person, for a given period, the ratio of the EBITDA of such person for such period to the Consolidated Fixed
Charges of such person for such period.

               "GTO" means Gollust, Tierney and Oliver, a New
Jersey general partnership, or Gollust, Tierney and Oliver
Incorporated, a New York corporation.

               "GTO Fee" means an annual fee of $250,000 payable to GTO or any of its affiliates for each of 1993 and 1994.

               "Holder", "holder of Securities", "Securityholder" or other similar terms means the registered holder of any Security.

               "Indebtedness" with respect to any person means at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments other than Interest Rate Agreements,
(iii) all reimbursement obligations and other liabilities of such person with respect to letters of credit issued for such person's account, (iv) all obligations of such person to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (v) all obligations of such person as lessee in respect of capital lease obligations under capital leases and (vi) all obligations of others of a nature described in any of clauses (i) through (v) above guaranteed by such person; provided that in the case of clauses (i) through (v) above, Indebtedness shall include only obligations reported as liabilities in the financial statements of such person in accordance with generally accepted accounting principles.

               "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

               "Indentures" means collectively this Indenture, the Senior Note Indenture and the indentures pursuant to which the 11.25% Debentures, the 10 7/8% Notes and the 10%
Debentures are issued.

               "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement to or under which the Issuer or any of its subsidiaries is or becomes a party or a beneficiary.

               "Investment" means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of any person or its subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, bonds, notes, debentures or other securities issued by, any other person.

               "Issuer" means (except as otherwise provided in Article Five) Flagstar Corporation, a Delaware corporation, and, subject to Article Eight, its successors and assigns.

               "KKR" means Kohlberg Kravis Roberts & Co., a
Delaware limited partnership, or KKR Associates, a New York limited partnership.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any capital lease, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

               "Mortgage Financing" means the incurrence by the Issuer or a Subsidiary of the Issuer of any Indebtedness secured by a mortgage or other Lien on real property acquired or improved by the Issuer or any Subsidiary of the Issuer after the date hereof.

               "Mortgage Financing Proceeds" means, with respect to any Mortgage Financing, the aggregate amount of cash proceeds received or receivable by the Issuer or any Subsidiary of the Issuer in connection with such financing after deducting therefrom brokerage commissions, legal fees, finder's fees, closing costs and other expenses incidental to such Mortgage Financing and the amount of taxes payable in connection with or as a result of such transaction, to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

               "Mortgage Refinancing" means the incurrence by the Issuer or a Subsidiary of the Issuer of any Indebtedness secured by a mortgage or other Lien on real property subject to a mortgage or other Lien existing on the date hereof or created or incurred subsequent to the date hereof as permitted hereby and owned by the Issuer or any Subsidiary of the Issuer.

               "Mortgage Refinancing Proceeds" means, with respect to any Mortgage Refinancing, the aggregate amount of cash proceeds received or receivable by the Issuer or any Subsidiary of the Issuer in connection with such refinancing after deducting therefrom the original mortgage amount of the underlying Indebtedness refinanced therewith and brokerage commissions, legal fees, finder's fees, closing costs and other expenses incidental to such Mortgage Refinancing and the amount of taxes payable in connection with or as a result of such transaction, to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

               "Net Income" of any person shall mean the net income (loss) of such person, determined in accordance with generally accepted accounting principles, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of a Business Segment, (ii) any charges arising as a result of the Recapitalization, and (iii) any gain or loss realized upon the sale or other disposition by such person of any capital stock or marketable securities.

               "Net Proceeds" with respect to any Asset Sale, sale and leaseback transaction or sale or other disposition of a Business Segment, means (i) cash (freely convertible into U.S. dollars) received by the Issuer or any Subsidiary from such transaction, after (a) provision for all income or other taxes measured by or resulting from such transaction,
(b) payment of all brokerage commissions and other expenses (including, without limitation, the payment of principal, premium (if any) and interest on Indebtedness required
(other than pursuant to Section 3.13(a)) to be paid as a result of such transaction) in connection with such transaction and (c) deduction of appropriate amounts to be provided by the Issuer as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (ii) promissory notes received by the Issuer or any Subsidiary in connection with such transaction upon the liquidation or conversion of such notes into cash.

               "Obligations" means, with respect to any Indebtedness or any Interest Rate Agreement, any principal, premium, interest (including, without limitation, interest, whether or not allowed, after the filing of a petition initiating certain bankruptcy proceedings), penalties, commissions, charges, expenses, fees, indemnifications, reimbursements and other liabilities or amounts payable under or in respect of the documentation governing such Indebtedness or such Interest Rate Agreement.

               "OECD" means the Organization for Economic
Cooperation and Development.

               "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 10.5.

               "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer. Each such opinion shall comply with Section
314 of the Trust Indenture Act and include the statements provided for in Section 10.5, if and to the extent required hereby.

               "Outstanding", when used with reference to Securities, shall, subject to the provisions of Section 6.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

               (a)  Securities theretofore cancelled by the
     Trustee or delivered to the Trustee for cancellation;

               (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

               (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of
     Section 2.6 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

               "Permitted Investments" means (i) cash (including major foreign currency or currency of a country in which the Issuer or any of its Subsidiaries has operations) or Cash Equivalents, (ii) investments that are in persons at least a majority of whose revenues are derived from food service operations, ancillary operations or related activities and that have the purpose of furthering the food service operations of the Issuer or any of its Subsidiaries, (iii) advances to employees not in excess of $5,000,000 at any one time outstanding, (iv) accounts receivable created or acquired in the ordinary course of business, (v) obligations or shares of stock received in connection with any good faith settlement or bankruptcy proceeding involving a claim relating to a Permitted Investment, (vi) evidences of Indebtedness, obligations or other investments not exceeding $5,000,000 in the aggregate held at any one time by the Issuer or any of its Subsidiaries and (vii) currency swap agreements and other similar agreements designed to hedge against fluctuations in foreign exchange rates entered into in the ordinary course of business in connection with the operation of the business.

               "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding or issued after the date of the Indenture.

               "principal" wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any".

               "Recapitalization" means the recapitalization of
FCI contemplated by the Stock and Warrant Purchase Agreement dated as of August 11, 1992 between FCI and Associates.

               "Remaining Section 355 Amount" means at any time an amount equal to (i) 30% of the Specified Issuer EBITDA less (ii) the sum of the Controlled Corporation EBITDA
Amounts for the Controlled Corporations in each Section 355
Transaction effected by the Issuer prior to such time.

               "Responsible Officer" when used with respect to the Trustee means the chairman of the board of directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

               "Restricted Investments" means any investments in, capital contributions, loans or advances to or purchases of equity interests in, any person that is not a wholly owned subsidiary, or other transfers of assets to Subsidiaries or Affiliates that are not wholly owned (other than any such other transfers of assets to Subsidiaries or Affiliates that are not wholly owned in transactions the terms of which are fair and reasonable to the transferor and are at least as favorable as the terms that could be obtained by the transferor in a comparable transaction made on an arm's length basis between unaffiliated parties (as conclusively determined, for any such transfer involving aggregate consideration in excess of $5 million, by a majority of the directors of the Issuer unaffiliated with such Subsidiary or Affiliate or, if there are no such directors, by a majority of the directors of the Issuer, and otherwise as conclusively determined by the Issuer)), except in each case for Permitted Investments and any such investments existing on the date hereof.

               "Section 355 Percentage" means, for the first
Section 355 Transaction effected after the date hereof, 30%, and shall thereafter be subject to reduction as follows:
Immediately after the time at which any Section 355 Transaction is effected through a distribution of securities of a Controlled Corporation pursuant to clause (7) of the second paragraph of Section 3.9, the Section 355 Percentage shall equal (i) the Section 355 Percentage immediately prior to such time less (ii) the percentage of (x) the EBITDA of the Issuer for the four full fiscal quarters of the Issuer last preceding the date such Section 355 Transaction is effected represented by (y) the EBITDA of such Controlled Corporation for such period.

               "Section 355 Transaction" means a transaction that qualifies for tax-free treatment under Section 355 of the Code, or any similar taxable transaction, any of which is effected after the date hereof.

               "Security" or "Securities" means any of the 11 3/8% Senior Subordinated Debentures Due 2003 authenticated and delivered under this Indenture.

               "Senior Indebtedness" means (i) all obligations of the Issuer and its Subsidiaries now or hereafter existing under or in respect of the Credit Agreement, the Senior
Notes and the 10 7/8% Notes whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 4.1(6) or Section 4.1(7) hereof, whether or not such interest is an allowable claim under such proceeding), penalties, commissions, charges, indemnifications, liabilities, reimbursement obligations in respect of letters of credit, fees, expenses or other amounts payable under or in respect of the Credit Agreement and all obligations and claims related thereto, (ii) all Obligations of the Issuer in respect of Interest Rate Agreements and (iii) additional Indebtedness permitted by Section 3.11(a), Section 3.11(b),
Section 3.11(c) or Section 3.11(e) hereof which is not expressly by its terms subordinated to, or pari passu with, the Securities, and all Obligations and claims related thereto.

               Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (x) any Indebtedness of the Issuer to any of its Subsidiaries or (y) Indebtedness incurred for the purchase of goods or materials or for services (other than services provided by the Credit Agent in connection with the Credit Agreement or any other party to an agreement evidencing Senior Indebtedness in connection with such agreement) obtained in the ordinary course of business. Senior Indebtedness under or in respect of the Credit Agreement, the Senior Notes and the 10 7/8% Notes shall continue to constitute Senior Indebtedness for all purposes of this Indenture, and the provisions of
Article 12 shall continue to apply to such Senior Indebtedness, notwithstanding that such Senior Indebtedness or any obligations or claims in respect thereof may be disallowed, avoided or subordinated pursuant to any Bankruptcy Law or other applicable insolvency law or equitable principles.

               "Senior Notes" means the 10 3/4% Senior Notes Due
2001 of the Issuer in an aggregate amount not to exceed
$275,000,000.

               "Senior Note Indenture" means the indenture governing the Senior Notes, as the same may be amended, supplemented or restated from time to time.

                "Significant Subsidiary" means any Subsidiary of the Issuer that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities
Act of 1933, as amended (the "Act"), and the Securities
Exchange Act of 1934, as amended (the "Exchange Act") (as such Regulation is in effect on the date of the Indenture) (excluding, except for the purposes of determining an Event of Default, subparagraph (c) of such definition).

               "Specified Issuer EBITDA" means the EBITDA of the Issuer for the four full fiscal quarters of the Issuer last preceding the date of the first Section 355 Transaction effected after the date hereof.

               "Specified Senior Indebtedness" means (i) Senior Indebtedness under or in respect of the Credit Agreement,
(ii) Senior Indebtedness outstanding pursuant to the Senior Notes, (iii) Senior Indebtedness outstanding pursuant to the 10 7/8% Notes and (iv) any other Senior Indebtedness designated as Specified Senior Indebtedness by the Issuer.

               "Subsidiary" of any person means any entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity is owned by such person directly and/or through one or more Subsidiaries; provided that, except for purposes of Section 12, each Unrestricted Subsidiary shall be excluded from the definition of Subsidiary.

               "10% Debentures" means the 10% Convertible Junior
Subordinated Debentures Due 2014 of the Issuer in an aggregate principal amount not to exceed $100,000,000.

               "10 7/8% Notes" means the 10 7/8% Senior Notes Due
2002 of the Issuer in an aggregate principal amount not to exceed $300,000,000.

               "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor trustee.

               "Trust Indenture Act of 1939" (except as otherwise provided in Sections 7.1 and 7.2) means the Trust Indenture
Act of 1939 as in force at the date as of which this Indenture was originally executed.

               "Unrestricted Subsidiary" means (i) any subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any subsidiary of the Issuer (including any Subsidiary and any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of, any Subsidiary of the Issuer
(other than any subsidiary of the subsidiary to be so designated), provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer, (b) the Issuer certifies that such designation complies with Section 3.9 and Section 3.18 and (c) each of
(I) the subsidiary to be so designated and (II) its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary; provided that immediately after giving effect to such designation, the Issuer and its Subsidiaries could incur at least $1 of additional Indebtedness pursuant to the Fixed Charge
Coverage Ratio test set forth in Section 3.11(a) on a pro forma basis taking into account such designation.

               "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.



                                     ARTICLE TWO

                 ISSUE, EXECUTION, FORM AND
                 REGISTRATION OF SECURITIES.


               SECTION 2.1  Authentication and Delivery of
Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities in an aggregate principal amount not in excess of the amount specified in the form of Security hereinabove recited (except as otherwise provided in Section 2.6) may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Issuer, signed by both (a) its Chairman of the Board of Directors, or any Vice Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or any Assistant Treasurer without any further action by the Issuer.

               SECTION 2.2  Execution of Securities.  The
Securities shall be signed on behalf of the Issuer by both
(a) its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

               In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such officer.

               SECTION 2.3 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

               SECTION 2.4  Form, Denomination and Date of
Securities; Payments of Interest.  The Securities and the
Trustee's certificates of authentication shall be substantially in the form recited above. The Securities shall be issuable as registered securities without coupons and in denominations provided for in the form of Security above recited. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee.

               Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

               Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates and in the manner specified on the face of the form of Security recited above.

               The person in whose name any Security is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five business days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the holders of Securities not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month and shall mean, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a business day. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               SECTION 2.5 Registration, Transfer and Exchange. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

               Upon due presentation for registration of transfer of any Security at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

               Any Security or Securities may be exchanged for a Security or Securities in other authorized denominations, in an equal aggregate principal amount. Securities to be exchanged shall be surrendered at each office or agency to be maintained by the Issuer for the purpose as provided in
Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

               All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

               The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

               The Issuer shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

               All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

               SECTION 2.6 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

               Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

               Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

               SECTION 2.7  Cancellation of Securities;
Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

             SECTION 2.8 Temporary Securities. Pending the preparation of definitive Securities, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.



                        ARTICLE THREE

                          COVENANTS
                             OF
                 THE ISSUER AND THE TRUSTEE.


               SECTION 3.1 Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities. Each installment of interest on the Securities may, at the option of the Issuer, be paid by wire transfer or by check mailed to the holders of Securities entitled thereto as they shall appear on the registry books of the Issuer.

               SECTION 3.2 Offices for Payments, etc. So long as any of the Securities remain outstanding, the Issuer will maintain the following: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as the office or agency for each such purpose. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

               SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall at all times be a Trustee hereunder.

               SECTION 3.4  Paying Agents.  Whenever the Issuer
shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

               (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities or of the Trustee,

               (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable, and

               (c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

               The Issuer will, on or prior to each due date of the principal of or interest on the Securities, deposit with the paying agent a sum sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

               If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

               Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

               Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.3 and 9.4.

               SECTION 3.5  Certificates to Trustee.  The Issuer
will, so long as any of the Securities are outstanding:

               (a)  deliver to the Trustee, forthwith upon
     becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in this Indenture (including notice of any event of default which with the giving of notice and lapse of time would become an Event of Default under
     Section 4.1 hereof), an Officers' Certificate specifying such default or defaults; and

               (b) deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer beginning with the fiscal year ending December 31, 1993, an Officers' Certificate in compliance with Section
     314(a)(4) of the Trust Indenture Act of 1939.

               SECTION 3.6 Securityholder Lists. If and so long as the Trustee shall not be the Security registrar, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Securities, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

               SECTION 3.7  Reports by the Issuer.  The Issuer
covenants:

               (a) to file with the Commission and, within 15 days after the Issuer is required to file the same with the Commission, with the Trustee copies of the annual reports and of the information, documents, and other reports which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act and, if the Issuer is not required to file such information, documents, or reports with the Commission, to file with the Commission and the Trustee the same such information, documents or reports as if the Issuer were so subject;

               (b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

               (c)  to transmit by mail to the Holders of
     Securities, within 30 days after the filing thereof with the Trustee, any information, documents and reports required to be filed by the Issuer with the Trustee pursuant to (a) and (b) of this Section 3.7.

               SECTION 3.8 Reports by the Trustee. Within 60 days after May 15 of each year beginning May 15, 1994, for so long as any Securities are outstanding hereunder, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the registry books, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act of 1939, a brief report dated as of such May 15 if required by and in compliance with Section 313(a) of the Trust Indenture Act of 1939.

               SECTION 3.9  Limitation on Restricted Payments.
Subject to the other provisions of this Section 3.9, the Issuer shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

               (a) declare or pay any dividend or make any distribution on account of the Issuer's or any Subsidiary's capital stock or other Equity Interests (other than (i) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or such Subsidiary and (ii) dividends or distributions payable by a Subsidiary so long as, in the case of any dividend or distribution payable on any class or series of securities issued by a Subsidiary other than a wholly owned Subsidiary, the Issuer or a Subsidiary of the Issuer receives at least its pro rata basis share of such dividend or distribution in accordance with its Equity Interest in such class or series of securities); or

               (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any Subsidiary of the Issuer (other than any such Equity Interests owned by the Issuer or any Subsidiary of the Issuer); or

               (c) voluntarily prepay Indebtedness that is subordinated to the Securities other than in connection with any (i) refinancing of such Indebtedness specifically permitted pursuant to Section 3.11(c) or
     Section 3.11(e) hereof, (ii) Indebtedness between the Issuer and a Subsidiary of the Issuer or between Subsidiaries of the Issuer or (iii) Mortgage Financing or Mortgage Refinancing; or

               (d) make any Restricted Investments (other than an Investment in any Unrestricted Subsidiary)

     (all of the foregoing dividends, distributions, purchases, redemptions or other acquisitions, retirements, prepayments or Restricted Investments set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), if at the time of such Restricted Payment:

                         (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof,

                         (ii) immediately after such Restricted
          Payment and after giving effect thereto on a pro forma basis, the Issuer would not be able to incur
          $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
          Section 3.11(a), or

                         (iii)  such Restricted Payment, together with
          (A) the aggregate of all other Restricted Payments
          (in each case valued, where other than cash, at their fair market value as of the date such Restricted Payments are made) made after the date hereof and (B) the amount by which the aggregate of all then outstanding Investments in Unrestricted Subsidiaries exceeds $75 million, is greater than the sum of: (v) 50% of the aggregate
          Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first quarter immediately after the date hereof to the end of the Issuer's most recently ended fiscal quarter at the time of such Restricted Payment (provided that if Consolidated
          Net Income for such period is less than zero, then minus 100% of the amount of such loss) plus (w)
          50% of the aggregate amortization of goodwill for the period specified in (v) above, plus (x) 100% of the aggregate net cash proceeds and the fair market value of marketable securities received by the Issuer from the issue or sale, after the date hereof, of capital stock of the Issuer (other than capital stock issued and sold to a Subsidiary of the Issuer and other than Disqualified Stock), or any Indebtedness or other security convertible into any such capital stock that has been so converted plus (y) 100% of the aggregate amounts contributed to the capital of the Issuer plus (z)
          100% of the aggregate amounts received in cash and the fair market value of marketable securities
          (other than Restricted Investments) received from
          (I) the sale or other disposition of Restricted
          Investments made by the Issuer and its
          Subsidiaries or (II) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted
          Subsidiary to the extent that a liquidating dividend is paid to the Issuer or any Subsidiary from the proceeds of such sale.

For purposes of clause (iii) above, the fair market value of property other than cash may be conclusively determined in good faith by the Board of Directors.

               The provisions of this Section 3.9 shall not prohibit:

               (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof;

               (2)(A) the retirement of any shares of the Capital Stock of the Issuer (the "Retired Capital Stock") in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, other shares of the Capital Stock of the Issuer (the "Refunding Capital
     Stock"), other than any Disqualified Stock, and (B) if immediately prior to such retirement of such Retired
     Capital Stock the declaration and payment of dividends thereon was permitted under clause (5) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per year that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

               (3) the payment of dividends or the making of distributions for the purpose of (A) financing the repurchase, redemption or other acquisition or retirement for value of any Equity Interests in FCI issued to present and former members of management of the Issuer and its subsidiaries pursuant to subscription and option agreements in effect on the date hereof and Equity Interests in FCI issued to future members of management pursuant to subscription agreements executed subsequent to the date hereof, containing provisions for the repurchase of such Equity Interests upon death, disability or termination of employment of such persons which are substantially identical to those contained in the subscription agreements in effect on the date hereof, provided that the amount of such dividends or distributions, after the date hereof, in the aggregate will not exceed the sum of (I) $30 million plus (II) the cash proceeds from any reissuance of such Equity Interests by FCI to members of management of the Issuer and its subsidiaries, to the extent such proceeds are contributed to the Issuer, (B) enabling FCI to pay accounting and legal fees and expenses and any other fees and expenses of FCI (such as financing and underwriting costs) incurred in the ordinary course of business as a holding company for the Issuer and (C) financing the repurchase by FCI of FCI Common Stock from GTO and its affiliates or DLJ and its affiliates, provided that the aggregate amount of such dividends or distributions made pursuant to this clause (C), after the date hereof, will not exceed $50 million;
               (4)  the repurchase, redemption or other
     acquisition or retirement for value of Indebtedness of the Issuer which is subordinated in right of payment to the Securities in exchange for or with the proceeds of the issuance of shares of the Issuer's Equity Interests (other than Disqualified Stock);

               (5) the declaration and payment of dividends to holders of any class or series of the Issuer's
     Preferred Stock (other than Disqualified Stock) issued after the date hereof (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph), provided that at the time of such issuance the Fixed Charge Coverage Ratio of the Issuer, after giving effect to such issuance, would be greater than
     1.25 to 1;

               (6) the redemption, repurchase or retirement of any Indebtedness that is subordinated to the Securities
     (A) with the proceeds of, or in exchange for, Indebtedness incurred pursuant to Section 3.11(c) or
     Section 3.11(e) or (B) if, after giving effect to such redemption, repurchase or retirement, the Issuer could incur at least $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
     Section 3.11(a);

               (7)  the distribution to stockholders of
     securities of a corporation controlled by the Issuer (a "Controlled Corporation") in a Section 355 Transaction, but only if (a) the EBITDA of the Controlled Corporation for the four full fiscal quarters of the Issuer last preceding the date the Section 355 Transaction is effected is no greater than (I) in the case of the first Section 355 Transaction effected after the date hereof, a percentage of the Specified Issuer EBITDA equal to the Section 355 Percentage at the time such first Section 355 Transaction is effected and (II) in the case of any subsequent Section 355 Transaction, the lesser of (A) the Remaining Section 355 Amount at the time of such Section 355 Transaction and (B) the Section 355 Percentage at the time such
     Section 355 Transaction is effected multiplied by the EBITDA of the Issuer for the four full fiscal quarters of the Issuer last preceding the date such Section 355 Transaction is effected, (b) the Issuer's Fixed Charge Coverage Ratio for its four full fiscal quarters last preceding the date the Section 355 Transaction is effected would have been at least 2:1, determined on a pro forma basis as if the Section 355 Transaction had been effected at the beginning of such four-quarter period and (c) the ratio of the Indebtedness of the Issuer and its Subsidiaries on a consolidated basis immediately after the Section 355 Transaction to EBITDA of the Issuer for its four full fiscal quarters last preceding the date the Section 355 Transaction is effected, determined on a pro forma basis as if such transaction had occurred at the beginning of such four quarter period, would be no greater than the ratio of the Indebtedness of the Issuer and its Subsidiaries on a consolidated basis immediately prior to the Section 355 Transaction to EBITDA of the Issuer for its four full fiscal quarters last preceding the date the
     Section 355 Transaction is effected;

               (8) the declaration and payment, following the first public offering of FCI Common Stock to occur after the date hereof, of dividends on the common stock of the Issuer of up to 6% per annum of the net proceeds received by FCI in such public offering and any subsequent public offerings of FCI Common Stock;

               (9) any redemption, repurchase or repayment of any outstanding Obligations under the 10% Debentures, including any premium or fee incurred in connection therewith;

               (10) payments by the Issuer or any Subsidiary of the Issuer in respect of its obligations pursuant to any tax sharing agreement with FCI, the Issuer or any Subsidiary of FCI; or

               (11) the purchase, redemption or other
     acquisition or retirement for value of Equity Interests of any Subsidiary of the Issuer (other than any such Equity Interests owned by the Issuer or any Subsidiary of the Issuer) in an amount of (a) up to $5 million for the first year following the date hereof and (b) for each year thereafter, up to $5 million plus the unused portion of the amount permitted to be expended for such purpose in all preceding years;

provided that in determining the aggregate amount expended for Restricted Payments in accordance with clause (iii) of the first paragraph of this Section 3.9, (i) no amounts expended under clauses (2)(A), (3)(B), (4), (6), (7), (9)
and (10) of this paragraph shall be included, (ii) 100% of the amounts expended under clauses (2)(B), (3)(A), (3)(C),
(5), (8) and (11) of this paragraph shall be included, and
(iii) 100% of the amounts expended under clause (1), to the extent not included under subclauses (i) or (ii) of this proviso, shall be included.

               SECTION 3.10 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Issuer shall not, and shall not permit any of its Subsidiaries
(other than unconsolidated Subsidiaries) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits, owned by the Issuer or any Subsidiary of the Issuer, or pay any Indebtedness owed to, the Issuer or a Subsidiary of the Issuer, (b) make loans or advances to the Issuer or a Subsidiary of the Issuer or (c) transfer any of its properties or assets to the Issuer or a Subsidiary of the Issuer, except in each case for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Indentures, (iii) the Credit Agreement or any other agreement entered into in connection therewith or as contemplated thereby, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Issuer or a Subsidiary of the Issuer, (v) any instrument governing Indebtedness of a Person acquired by the Issuer or any Subsidiary of the Issuer at the time of such acquisition, (vi) Existing Indebtedness, or additional Indebtedness in an aggregate principal amount of up to $250,000,000 at any one time outstanding or other contractual obligation of the Issuer or any of its Subsidiaries existing on the date hereof or any amendment, modification, renewal, extension, replacement, refinancing or refunding, provided, that the restrictions contained in any such amendment, modification, renewal, extension, replacement, refinancing or refunding are no less favorable in all material respects to the Holders, (vii) any Mortgage Financing or Mortgage Refinancing, (viii) any Permitted Investment or (ix) contracts for the sale of assets.

               SECTION 3.11  Limitation on Additional
Indebtedness and Issuance of Disqualified Stock.

               (a) Subject to the other provisions of this
Section 3.11,

               (x) the Issuer shall not and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume or guarantee any Indebtedness
     (other than Indebtedness between the Issuer and a Subsidiary of the Issuer or between Subsidiaries of the Issuer, or guarantees by any Subsidiary of Indebtedness of a Subsidiary or the Issuer) and

               (y) the Issuer shall not issue any Disqualified
     Stock,

unless such Indebtedness or Disqualified Stock is either Acquisition Indebtedness or is created, incurred, issued, assumed or guaranteed by the Issuer and not a Subsidiary of the Issuer and the Issuer's Fixed Charge Coverage Ratio for its four full fiscal quarters last preceding the date such additional Indebtedness is created, incurred, assumed or guaranteed, or such additional stock is issued, would have been (I) if such date is prior to November 1, 1994, at least 1.75:1 and (II) if such date is on or after November 1, 1994, at least 2:1, determined in each case on a pro forma basis (including a pro forma application of the net proceeds of such Indebtedness or such issuance of stock) as if the additional Indebtedness had been created, incurred, assumed or guaranteed, or such additional stock had been issued, at the beginning of such four-quarter period; provided, however, that the limitations of this Section 3.11(a) shall not apply to the incurrence by the Issuer or any of its Subsidiaries of (A) any Indebtedness pursuant to the Credit Agreement; provided, however, that the principal amount of such Indebtedness incurred pursuant to the Credit Agreement for the purposes of this Clause (A) shall not exceed the aggregate amount of the commitments under the Credit Agreement on the date hereof; and (B) any Indebtedness represented by the Securities or the Senior Notes.

               (b) The limitations of Section 3.11(a) hereof notwithstanding, the Issuer or any Subsidiary may create, incur, issue, assume or guarantee Indebtedness pursuant to the Credit Agreement or otherwise (i) in connection with or arising out of Mortgage Financings relating to real property acquired after the date hereof or improvements on such property, Mortgage Refinancings or sale and lease-back transactions, provided the Mortgage Financing Proceeds, Mortgage Refinancing Proceeds (excluding any Mortgage Refinancing Proceeds received in connection with any refinancing of any Indebtedness secured by a mortgage or Lien on either or both of the Excluded Properties) or Net Proceeds, as the case may be, incurred, assumed or created in connection therewith are used to pay any outstanding Senior Indebtedness, (ii) constituting purchase money obligations for property acquired in the ordinary course of business or other similar financing transactions (including, without limitation, in connection with Mortgage Financings), provided that in the case of Indebtedness exceeding $2 million for any such obligation or transaction, such Indebtedness exists at the date of the purchase or transaction or is created within 180 days thereafter, (iii) in connection with capital expenditures (iv) constituting capital lease obligations, (v) constituting reimbursement obligations with respect to letters of credit, including, without limitation, letters of credit in respect of workers' compensation claims, issued for the account of the Issuer or a Subsidiary in the ordinary course of its business or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, (vi) constituting additional Indebtedness in an aggregate principal amount of up to $250,000,000 at any one time outstanding, whether incurred under the Credit Agreement or otherwise, (vii) constituting Indebtedness secured by either or both of the Excluded Properties and (viii) constituting Existing Indebtedness and permitted refinancings thereof in accordance with Section 3.11(c) or Section 3.11(e).

               (c) The limitations of Section 3.11(a) hereof notwithstanding, the Issuer or any Subsidiary may create, incur, issue, assume or guarantee any Indebtedness which serves to refund, refinance or restructure its Existing Indebtedness or any other Indebtedness incurred as permitted under this Indenture or any Indebtedness issued to so refund, refinance or restructure such Indebtedness, including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness"), prior to its respective maturity; provided, however, that such Refinancing Indebtedness (i) bears an interest rate per annum which is equal to or less than the interest rate per annum then payable under such Indebtedness being refunded or refinanced (calculated in accordance with any formula set forth in the documents evidencing any such Indebtedness) unless such Refinancing Indebtedness is incurred, created or assumed within twelve months of the scheduled maturity of the Indebtedness being refinanced,
(ii) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of such Indebtedness being refunded or refinanced, and (iii) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to the Securities, such Refinancing Indebtedness is subordinated to the Securities at least to the same extent as the Indebtedness being refinanced or refunded; provided, further, however, that clauses (i), (ii) and (iii) above shall not apply to any refunding or refinancing of any Senior Indebtedness.

               (d) The foregoing limitations notwithstanding, any unconsolidated Subsidiary of the Issuer created after the date of this Indenture may create, incur, issue, assume, guarantee or otherwise become liable with respect to any additional Indebtedness, provided that such Indebtedness is nonrecourse to the Issuer and its consolidated Subsidiaries, and the Issuer and its consolidated Subsidiaries have no liability with respect to such additional Indebtedness.

               (e) The foregoing limitations notwithstanding, the Issuer or any Subsidiary may create, incur, issue, assume or guarantee any Indebtedness which serves to refund, refinance or restructure the 10% Debentures, including any premium or fee incurred in connection therewith.

               SECTION 3.12 Limitation on Transactions with Affiliates. The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) involving aggregate consideration in excess of $5,000,000 for any one transaction with any Affiliate, except for (a) transactions (including any investments or loans or advances by or to any Affiliate) in good faith the terms of which are fair and reasonable to the Issuer or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Issuer or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties (in each case as conclusively determined by a majority of the directors of the Issuer unaffiliated with such Affiliate or, if there are no such directors, as conclusively determined by a majority of the Board of Directors), (b) payments by the Issuer or any of its Subsidiaries to KKR or any Affiliate thereof made pursuant to any financial advisory, financing, underwriting or placement agreement, (c) transactions in which the Issuer or any of its Subsidiaries, as the case may be, delivers to the Holders a written opinion of a nationally recognized investment banking firm stating that such transaction is fair to the Issuer or such Subsidiary from a financial point of view, (d) transactions between the Issuer and its Subsidiaries or between Subsidiaries of the Issuer which are not otherwise prohibited under Section 3.9 of this Indenture, (e) payments or loans to employees or consultants pursuant to employment or consultancy contracts which are approved by the Board of Directors in good faith, (f) payments to FCI which are not otherwise prohibited by
Section 3.9 of this Indenture and (g) the payment by the Issuer of management fees to KKR and/or its affiliates and the payment by the Issuer of the GTO Fee.

                                       SECTION 3.13  Sale of Assets.

               (a) Neither the Issuer nor any of its
Subsidiaries (other than unconsolidated Subsidiaries) shall
(A) (I) sell, lease, convey or otherwise dispose of in any transaction or group of transactions that are part of a common plan all or substantially all of the assets or capital stock of any Asset Segment (provided that the sale, lease, conveyance or other disposition of all or substantially all of the Issuer's assets shall not be subject to this Section 3.13 but shall be governed by the provisions of Section 8.1 hereof) or (II) issue or sell equity securities of any Asset Segment (each of the foregoing, an "Asset Sale") or (B) sell, lease, convey or otherwise dispose of any Business Segment, unless in each case the Issuer shall apply the Net Proceeds from such Asset Sale or such sale, lease, conveyance or other disposition of a Business Segment to one or more of the following in such combination as the Issuer may choose: (i) an investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of the Issuer and its Subsidiaries and such investment occurs within 366 days of such Asset Sale or such sale, lease, conveyance or other disposition of a Business Segment, (ii) a Net Proceeds Offer (as defined below) expiring within 366 days of such Asset Sale or such sale, lease, conveyance or other disposition of a Business Segment or (iii) the purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness within 366 days of such Asset Sale or such sale, lease, conveyance or other disposition of a Business Segment; provided, however, if the net amount not invested pursuant to clause (i) above or applied pursuant to clause (iii) above is less than $25,000,000 the Issuer shall not be further obligated to offer to redeem Securities pursuant to clause (ii) above. Notwithstanding the foregoing, (i) the receipt of all proceeds of insurance paid on account of the loss of or damage to any Business Segment and awards of compensation for any such Business Segment taken by condemnation or eminent domain which result in Net Proceeds to the Issuer and its Subsidiaries of $50 million or more (excluding proceeds to be used for replacement of such Business Segment, provided the Trustee has received notice from the Issuer, within 90 days of such receipt, of its intention to use such proceeds for such purpose) will be deemed an "Asset Sale" and (ii) Permitted Investments and sales, leases, conveyances or other dispositions of assets by the Issuer or any Subsidiary to the Issuer or any wholly owned Subsidiary of the Issuer will not be deemed an "Asset Sale" or a sale or other disposition of a Business Segment.

             (b) For purposes of subsection (ii) of clause (a) of this Section, the Issuer shall apply the Net Proceeds of the Asset Sale or the sale, lease, conveyance or other disposition of a Business Segment to make a tender offer in accordance with applicable law (a "Net Proceeds Offer") to repurchase the Securities at a price not less than 100% of the principal amount of the Securities plus accrued and unpaid interest thereon. Any Net Proceeds Offer shall be made by the Issuer only if and to the extent permitted under, and subject to prior compliance with, the terms of any agreement governing Senior Indebtedness. If on the date any Net Proceeds Offer is commenced securities of the Issuer ranking pari passu in right of payment with the Securities are outstanding and the terms of such securities provide that an offer to repurchase such securities similar to the Net Proceeds Offer is to be made with respect thereto, then the Net Proceeds Offer shall be made concurrently with such other offer, and securities of each issue shall be accepted on a pro rata basis, in proportion to the principal or face amount, as the case may be, of securities of each issue which the holders thereof elect to have redeemed. After the last date on which holders of the Securities are permitted to tender their Securities in a Net Proceeds Offer, the Issuer shall not be restricted under this Section 3.13 as to its use of any Net Proceeds available to make such Net Proceeds Offer (up to the amount of Net Proceeds that would have been used to redeem Securities assuming 100% acceptance of the Net Proceeds Offer) but not used to redeem Securities pursuant thereto.

               (c) Notwithstanding any other provision hereof to the contrary, for a period of 120 days after the last date on which holders of the Securities are permitted to elect to have their Securities redeemed in the Net Proceeds Offer, the Issuer may use any Net Proceeds available to make such Net Proceeds Offer but not used to redeem Securities pursuant thereto to purchase, redeem or otherwise acquire or retire for value any securities of the Issuer ranking junior in right of payment to the Securities at a price, stated as a percentage of the principal or face amount of such junior securities, not greater than the price, stated as a percentage of the principal amount of the Securities, offered in the Net Proceeds Offer; provided that if the Net Proceeds Offer is for a principal amount (the "Net Proceeds Offer Amount") of the Securities less than the aggregate principal amount of the Securities then outstanding, then the Net Proceeds available for use by the Issuer for such a purchase, redemption or other acquisition or retirement for value of junior securities shall not exceed the Net Proceeds Offer Amount.

              (d) An offer to redeem Securities pursuant to this Section 3.13 shall be made pursuant to the provisions of Section 11.5 hereof. Simultaneously with the notification of such offer of redemption to the Trustee as required by Section 11.5 hereof, the Issuer shall provide the Trustee with an Officers' Certificate setting forth the information required to be included therein by Section 11.5 hereof and, in addition, setting forth the calculations used in determining the amount of Net Proceeds to be applied to the redemption of Securities.

               (e) In the event that the Issuer shall make any payment of Net Proceeds to the Trustee which, to the actual knowledge of a trust officer of the Trustee, should properly have been made to holders or to the Representative of the holders of any Senior Indebtedness for the prepayment or repayment of such Senior Indebtedness pursuant to the provisions of this Section 3.13, such payment shall be held by the Trustee for the benefit of, and, upon written request of the holders of such Senior Indebtedness or their Representative, shall be paid forthwith over and delivered to, the holders of such Senior Indebtedness or their Representative for application in accordance with the provisions of this Section 3.13. With respect to the holders of such Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Section 3.13(e), and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness. If Net Proceeds are received by
Holders which, pursuant to the provisions of this Section 3.13, should properly have been received by the holders of such Senior Indebtedness or their Representative for the prepayment or repayment of such Senior Indebtedness, the Holders who receive such Net Proceeds shall hold such Net Proceeds in trust for, and pay such Net Proceeds over to, the holders of such Senior Indebtedness or their Representative.

               (f)  Notwithstanding the foregoing, Permitted
Investments and sales, leases, conveyances or other dispositions of assets by the Issuer or any Subsidiary to the Issuer or any wholly owned Subsidiary of the Issuer shall not be deemed an Asset Sale or a sale or other disposition of a Business Segment.

               SECTION 3.14  Corporate Existence.  Subject to
Article 8 hereof and other than as permitted by the Credit Agreement, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Significant
Subsidiary in accordance with the respective organizational documents as they may be from time to time amended of the Issuer and each such Subsidiary and the rights (charter and statutory), governmental licenses and governmental franchises of the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any such Subsidiary, if the preservation thereof is no longer necessary in the conduct of the business of the Issuer and its Subsidiaries taken as a whole and the loss thereof is not adverse in any material respect to the Holders (which determination, if made in good faith by the Board of Directors, shall be conclusive).

               SECTION 3.15  Limitation on Liens.  (a)The Issuer
shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by the Issuer or any such Subsidiary, except:

               (i) Liens existing on the date hereof, Liens securing or arising under or in connection with any Indebtedness of the Issuer not expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Issuer (including, without limitation, Liens permitted by or required pursuant to the Credit Agreement), Liens arising under or in connection with Section 9.1 hereof and Liens relating to judgments to the extent such judgments do not give rise to an Event of Default pursuant to Section 4.1(5) hereof;

        (ii) Liens for taxes or assessments and similar charges either (x) not delinquent or (y) contested in good faith by appropriate proceedings and as to which the Issuer or a Subsidiary shall have set aside on its books such reserves as may be required pursuant to generally accepted accounting principles;

        (iii) Liens incurred or pledges and deposits in connection with workers' compensation, unemployment insurance and other social security benefits, or securing performance bids, tenders, leases, contracts
     (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, incurred in the ordinary course of business;
                     (iv) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's and vendors'
     Liens, incurred in good faith in the ordinary course of business;

               (v) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Issuer and its Subsidiaries, taken as a whole, or materially impair the operation of the business of the Issuer and its Subsidiaries, taken as a whole;

         (vi)  Liens created by Subsidiaries to secure
     Indebtedness of such Subsidiaries to the Issuer or its Subsidiaries;

        (vii) pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange in connection with the importation of such raw materials or manufactured products in the ordinary course of business;

       (viii)  a Lien on any assets (x) securing
     Indebtedness incurred or assumed pursuant to Section
     3.11(b) hereof for the purpose of financing all or any part of the cost of acquiring such asset or construction thereof or thereon or (y) existing on assets or businesses at the time of the acquisition thereof;

         (ix)  the Lien granted to the Trustee pursuant to
     Section 5.6 hereof and any substantially equivalent
     Lien granted to the respective trustees under the indentures for other debt securities of the issuer;

          (x)  Liens arising in connection with any Mortgage
     Financing or Mortgage Refinancing by the Issuer or any of its Subsidiaries;

         (xi) Liens securing reimbursement obligations with respect to letters of credit issued for the account of the Issuer or any of its Subsidiaries in the ordinary course of business;

        (xii)  any Lien on either or both of the Excluded
     Properties;

       (xiii) Liens securing an interest of a landlord in real property leases;
                    (xiv) all other Liens incurred in the ordinary course of business; provided that the aggregate amount of Indebtedness secured by such Liens shall not exceed
     $5,000,000 at any one time outstanding; or

         (xv)  Liens created in connection with the
     refinancing of any Indebtedness secured by Liens permitted to be incurred or to exist pursuant to the foregoing clauses; provided, however, that no additional assets are encumbered by such Liens in connection with such refinancing, unless permitted by clause (i) above or Section 3.15(b).

               (b) Notwithstanding the provisions of paragraph
(a) above, the Issuer or any Subsidiary may create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, if the Issuer makes or causes to be made effective provision whereby the Securities will be equally and ratably secured with any and all other Indebtedness secured by such Lien as long as any such other Indebtedness shall be so secured, provided that if such Lien ceases to exist, such equal and ratable Lien shall thereupon automatically cease to exist.

               SECTION 3.16   Issuer to Cause Certain
Subsidiaries to Become Guarantors. The Issuer shall not permit any of its Subsidiaries to guarantee the payment of any Indebtedness of the Issuer that is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Issuer (a "Subordinated Indebtedness Guarantee") unless (i) such Subsidiary executes and delivers a supplemental indenture evidencing its guarantee of the Issuer's Obligations hereunder and under the Securities on a substantially similar basis (the "Securities Guarantee"),
(ii) if the Securities are senior in right of payment to such junior Indebtedness of the Issuer, then the Securities Guarantee is senior in right of payment to such Subordinated Indebtedness Guarantee to the same extent as the Securities are senior in right of payment to such junior Indebtedness of the Issuer and (iii) if the Securities are pari passu in right of payment with such junior Indebtedness of the Issuer, then the Securities Guarantee is pari passu in right of payment with such Subordinated Indebtedness Guarantee; provided that if such Subordinated Indebtedness Guarantee ceases to exist for any reason, then the Securities Guarantee shall thereupon automatically cease to exist.

               SECTION 3.17 Limitation on Senior Subordinated Debt. Notwithstanding the provisions of Section 3.11 hereof, the Issuer shall not create, incur, assume, guarantee or otherwise become liable for any Indebtedness that is expressly by its terms subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Securities, it being understood that Indebtedness shall not be deemed junior in right of payment to any Senior Indebtedness solely because it is unsecured or senior in right of payment to the Securities solely because it is secured.

               SECTION 3.18  Investments in Unrestricted
Subsidiaries. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Unrestricted Subsidiary unless (i) the amount of such Investment does not exceed the amount then permitted to be used to make a Restricted Payment pursuant to clause (iii) of the first paragraph of Section 3.9 and
(ii) immediately after such Investment, and after giving effect thereto on a pro forma basis deducting from net income the amount of any Investment the Issuer or any Subsidiary of the Issuer has made in an Unrestricted Subsidiary during the four full fiscal quarters last preceding the date of such Investment, the Issuer and its Subsidiaries would be able to incur $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3.11(a). Notwithstanding clause
(i) and (ii) of this Section or any other provisions hereof to the contrary, the Issuer and its Subsidiaries shall be permitted to make Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $75 million at any one time outstanding. The amount by which the aggregate of all Investments in Unrestricted Subsidiaries exceeds $75 million shall be counted in determining the permissible amount of Restricted Payments pursuant to clause (iii) of the first paragraph of Section 3.9. The Issuer will not permit any Unrestricted Subsidiary to become a Subsidiary except pursuant to the last sentence of the definition of Unrestricted Subsidiary set forth in Section 1.1.



                        ARTICLE FOUR

         REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                    ON EVENT OF DEFAULT.


               SECTION 4.1  Events of Default.  An "Event of
Default" occurs if:

               (1) the Issuer defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days whether or not payment is prohibited by Article 12 hereof;

               (2) the Issuer defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise whether or not payment is prohibited by Article 12 hereof;

               (3) the Issuer fails to comply with any of its other agreements or covenants in, or any other provisions of, the Securities or this Indenture and the Default continues for the period and after the notice specified in this Section 4.1;

               (4) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Subsidiaries) other than
     (i) Indebtedness of the Issuer or any Subsidiary of the Issuer to the Issuer or any Subsidiary of the Issuer or
     (ii) Indebtedness permitted pursuant to Section 3.11(d) hereof, whether such Indebtedness or guarantee now exists or shall be created hereafter, if (a) either (x) such default results from the failure to pay principal upon the final maturity of such Indebtedness (after the expiration of any applicable grace period) or (y) as a result of such default the maturity of such Indebtedness has been accelerated prior to its final maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any such Indebtedness with respect to which the principal amount remains unpaid upon its final maturity (after the expiration of any applicable grace period), or the maturity of which has been so accelerated, aggregates $30,000,000 or more and (c) such default does not result from compliance with any applicable law or any court order or governmental decree to which the Issuer or any of its Subsidiaries is subject;

               (5) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Issuer or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments (net of amounts covered by insurance, treating any deductibles, self-
insurance or retention as not so covered) exceeds
     $10,000,000;

               (6) the Issuer or any Significant Subsidiary of the Issuer pursuant to or within the meaning of any Bankruptcy Law:

                         (a)  commences a voluntary case,

                         (b)  consents to the entry of an order for
          relief against it in an involuntary case,

                         (c)  consents to the appointment of a
          Custodian of it or for all or substantially all of its property, or

                         (d)  makes a general assignment for the
          benefit of its creditors; or

               (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                         (a) is for relief against the Issuer or any Significant Subsidiary of the Issuer in an involuntary case,

                         (b) appoints a Custodian of the Issuer or any Significant Subsidiary of the Issuer or for all or substantially all of its property, or

                         (c) orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer,

     and the order or decree remains unstayed and in effect for 60 days.

               The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               An Event of Default shall not be deemed to have occurred under clause (4) or (5) until the Issuer shall have received written notice from the Trustee or the Holders of at least 30% in principal amount of the then outstanding Securities. A Default under clause (3) is not an Event of Default until the Trustee notifies the Issuer, or the Holders of at least 30% in principal amount of the then outstanding Securities notify the Issuer and the Trustee, of the Default and the Issuer does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

               In the case of any Event of Default pursuant to the provisions of this Section 4.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium which the Issuer would have to pay if the Issuer then had elected to redeem the Securities pursuant to Section 11.1, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

               SECTION 4.2 Acceleration. If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 4.1) occurs and is continuing, the Trustee may, by written notice to the Issuer, or the Holders of at least 30% (or 25% in the case of an Event of Default specified in Section 4.1(1) or 4.1(2)) in principal amount of the then outstanding Securities may, by written notice to the Issuer and the Trustee, and the Trustee shall, upon the request of such Holders, declare the unpaid principal of and any accrued but unpaid interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately; provided, however, that if any Senior Indebtedness is outstanding pursuant to the Credit Agreement, upon a declaration of acceleration, such principal and interest shall be due and payable upon the earlier of (x) the day that is five
Business Days after the provision to the Issuer and the Credit Agent of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Indebtedness under the Credit Agreement. In the event of a declaration of acceleration because an Event of Default specified in
Section 4.1(4) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such payment default is cured or waived or the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within 60 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default under Section
4.1(4) has occurred and is continuing with respect to which 60 days have elapsed since the declaration of acceleration of the Indebtedness which is the subject of such other event of default (without rescission of the declaration of acceleration of such Indebtedness). If an Event of Default specified in clause (6) or (7) of Section 4.1 occurs, the unpaid principal of and any accrued but unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

               SECTION 4.3  Other Remedies.  If an Event of
Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Except as set forth in Section 2.6 hereof, all remedies are cumulative to the extent permitted by law.

               SECTION 4.4  Waiver of Defaults.  Subject to
Section 7.2 hereof, the Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive any past Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Security. Upon any such waiver, such Default or Event of Default shall cease to exist and together with any Event of Default arising therefrom, shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

               SECTION 4.5 Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may (i) refuse to follow any direction that conflicts with law or this Indenture, that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders or that may subject the Trustee to personal liability or (ii) take any other action that it deems proper that is not inconsistent with such decision.
The Trustee shall be entitled to indemnification reasonably satisfactory to it against losses or expenses caused by the taking or not taking of such action.

               SECTION 4.6  Limitation on Suits.  A Holder may
pursue a remedy with respect to this Indenture or the Securities only if:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 30% (or 25% in the case of an Event of Default specified in Section 4.1(1) or 4.2(2) hereof) in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer and, if requested, provide, to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity;
     and

               (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

               SECTION 4.7  Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, but subject to Article 12 hereof, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

               SECTION 4.8 Collection Suit by Trustee. If an Event of Default specified in Section 4.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               SECTION 4.9 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.6 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.6 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. If the Trustee does not file a proper claim or proof of debt in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the Credit Agent shall have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders.

               SECTION 4.10  Priorities.  If the Trustee collects
any money pursuant to this Article, it shall, subject to the provisions of Article 12 hereof, pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 5.6, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to the holders of Senior Indebtedness to the extent required by Article 12;

               Third: to the Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

               Fourth:  to the Issuer.

               The Trustee may fix a record date and payment date for any payment to Holders.

               SECTION 4.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 4.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.



                        ARTICLE FIVE

                   CONCERNING THE TRUSTEE.


               SECTION 5.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

               (a)  prior to the occurrence of an Event of
     Default and after the curing or waiving of all such Events of Default which may have occurred:

                    (i)  the duties and obligations of the
               Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (ii)  in the absence of bad faith on the
               part of the Trustee, the Trustee may
               conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or responsible officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

               None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

               This Section 5.1 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

               SECTION 5.2  Certain Rights of the Trustee.  In
furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.1:

               (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

               (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

               (e)  the Trustee shall not be liable for any
     action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

               (f)  prior to the occurrence of an Event of
     Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; and

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

               SECTION 5.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds
Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities or as to the adequacy of any disclosure document used in connection with the sale of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

               SECTION 5.4  Trustee and Agents May Hold
Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

               SECTION 5.5 Moneys Held by Trustee. Subject to the provisions of Section 9.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.
Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

               SECTION 5.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim. If the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section
4.1 occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

               SECTION 5.7 Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

               SECTION 5.8 Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $5,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

               SECTION 5.9 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Issuer and by mailing notice thereof by first-class mail to holders of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

               (b) In case at any time any of the following shall occur:

               (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939, after written request therefor by the Issuer or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

         (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or

        (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

               (c)  The holders of a majority in aggregate
principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.1 of the action in that regard taken by the Securityholders.

               (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

               SECTION 5.10  Acceptance of Appointment by
Successor Trustee. Any successor trustee appointed as provided in Section 5.9 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

               Upon acceptance of appointment by a successor trustee as provided in this Section 5.10, the Issuer shall mail notice thereof by first-class mail to the holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

               SECTION 5.11  Merger, Conversion, Consolidation or
Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of
Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 5.12 Indenture Not Creating Potential Conflicting Interests for Trustee. The following indenture is hereby specifically described for the purposes of Section 310(b) of the Trust Indenture Act of 1939: the indenture dated as of November 16, 1992 between the Issuer and NationsBank of Georgia, National Association, as trustee, relating to the 11.25% Debentures.



                                     ARTICLE SIX

               CONCERNING THE SECURITYHOLDERS.


         SECTION 6.1  Evidence of Action Taken by
Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

               SECTION 6.2 Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections
5.1 and 5.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

               SECTION 6.3  Holders to Be Treated as Owners.  The
Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.
All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

               SECTION 6.4 Securities Owned by Issuer Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers'
Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

               SECTION 6.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security the certificate number of which is shown by the evidence to be included among the certificate numbers of the Securities the holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security.
Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the holders of all the Securities.



                        ARTICLE SEVEN

                  SUPPLEMENTAL INDENTURES.


               SECTION 7.1  Supplemental Indentures Without
Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

               (a)  to evidence the succession of another
     corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Eight;

               (b) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth;
     provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

               (c)  to cure any ambiguity or to correct or
     supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the holders of the Securities; and

               (d)  to provide for the issuance under this
     Indenture of Securities in coupon form (including
     Securities registrable as to principal only) and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form, and to make all appropriate changes for such purpose.

               The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

               Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of
Section 7.2.

               SECTION 7.2 Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article Six) of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce the premium, if any, payable thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Securityholder to institute suit for the payment thereof, or waive a default in the payment of principal of, premium, if any, or interest on any Security, change the currency of payment of principal of, premium, if any, or interest on any Security, or modify any provision of this Indenture with respect to the priority of the Securities in right of payment without the consent of the holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities then outstanding.

               Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by Section 6.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

               It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

               Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail to the holders of Securities at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
             No supplemental indenture or waiver under this
Section 7.2 or Section 7.1 hereof shall make any change that adversely affects the rights under Article 12 of any holder of an issue of Senior Indebtedness unless the holders of the issue, pursuant to the terms of such Senior Indebtedness, consent to the change. No amendment or waiver under this
Section 7.2 or Section 7.1 hereof shall make any change that adversely affects the rights under this Indenture of the Credit Agent or the parties to the Credit Agreement unless the Credit Agent consents to the change.

               SECTION 7.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

               SECTION 7.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 5.1 and 5.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

               SECTION 7.5 Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.


                                    ARTICLE EIGHT

         CONSOLIDATION, MERGER, SALE OR CONVEYANCE.


               SECTION 8.1  When Issuer May Merge, etc.  The
Issuer shall not consolidate or merge with or into, or sell, transfer, lease or convey all or substantially all of its assets to, any person unless:

               (1)the person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, transfer, lease or conveyance shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

               (2)the corporation formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, transfer, lease or conveyance shall have been made, assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all the obligations of the Issuer under the Securities and this Indenture;

               (3)immediately after the transaction no
     Default or Event of Default exists;

               (4)the Issuer or any corporation formed by or surviving any such consolidation or merger, or to which such sale, transfer, lease or conveyance shall have been made, shall have an Adjusted
     Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Adjusted Consolidated Net
     Worth of the Issuer immediately preceding the transaction; provided, however, that this clause
     (4) shall not apply to any transaction where the consideration consists solely of common stock or other Equity Interests of the Issuer or any surviving corporation and any liabilities of such other person are not assumed by and are specifically non-recourse to the Issuer or such surviving corporation; and

               (5)after giving effect to such transaction and immediately thereafter, the Issuer or any corporation formed by or surviving any such consolidation or merger, or to which such sale, transfer, lease or conveyance shall have been made, shall be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section
     3.11(a), provided that, if the Fixed Charge
     Coverage Ratio of the Issuer immediately prior to such transaction is within the range set forth in Column A below, then the pro forma Fixed Charge
     Coverage Ratio of the Issuer or the surviving entity, as the case may be, immediately after such transaction, shall be at least equal to the lesser of (1) the ratio determined by multiplying the percentage set forth in column (B) below by the Fixed Charge Coverage Ratio of the Issuer prior to such transaction and (2) the ratio set forth in column (C) below:

            (A)                        (B)       (C)

      1.11:1 to 1.99:1                                90%1.5:1
      2.00:1 to 2.99:1                                80%2.1:1
      3.00:1 to 3.99:1                                70%2.4:1
      4.00:1 or more                                  60%2.5:1


     and provided, further, that if, immediately after giving effect to such transaction on a pro forma basis, the Fixed Charge Coverage Ratio of the Issuer or the surviving entity, as the case may be, is 2.5:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of this clause (5).

               The Issuer shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers'
Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental Indenture comply with this Section 8.1. The
Trustee shall be entitled to rely conclusively upon such Officers' Certificate and Opinion of Counsel.

               SECTION 8.2 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 8.1, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor person has been named as the Issuer herein and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.



                        ARTICLE NINE

          SATISFACTION AND DISCHARGE OF INDENTURE;
                UNCLAIMED MONEYS; DEFEASANCE.


               SECTION 9.1  Satisfaction and Discharge of
Indenture. If at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities outstanding hereunder, as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6) or
(c) all Securities not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within 1 year or are to be called for redemption within 1 year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all the Securities (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6) not theretofore cancelled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or redemption date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of or interest on the Securities theretofore repaid to the Issuer in accordance with the provisions of
Section 9.4 or paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws, and if the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer (and if the payment of such other sums and, in the case of a satisfaction and discharge pursuant to clause (c), the making of such deposit shall not at such time be prohibited by the Credit Agreement or the provisions of Article 12), then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, and the Issuer's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligation of the Issuer to maintain an office or agency as provided in
Section 3.2) and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

               SECTION 9.2  Application by Trustee of Funds
Deposited for Payment of Securities. Subject to Section 9.4 and to the subordination provisions of this Indenture, all moneys deposited with the Trustee pursuant to Section 9.1 or
9.5 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

               SECTION 9.3  Repayment of Moneys Held by Paying
Agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

               SECTION 9.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Three Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security and not applied but remaining unclaimed for three years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such paying agent, and the holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

               SECTION 9.5 Defeasance. At the Issuer's option, either (a) the Issuer shall be deemed to have been Dis-charged (as defined below) from its respective obligations under the Securities on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Issuer shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 3.9 through 3.18, 8.1 and 8.2 with respect to the Securities at any time after the applicable conditions set forth below have been satisfied:

               (1) the Issuer shall have deposited or caused to be deposited irrevocably with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) funds in an amount sufficient to pay the principal amount of the Securities in full on the date of maturity of the Securities or a selected date of redemption of the Securities as permitted under this Indenture (if such Securities are to be called for redemption and satisfactory arrangements have been made with the Trustee for the giving of notice of redemption) and the interest on such aggregate principal amount to the date of maturity of the Securities or such date of redemption, taking into account all intervening interest payment dates, for the period from the date through which interest on the Securities has been paid to the date of maturity of the Securities or such date of redemption and all other sums payable hereunder by the Issuer; and provided that such funds, if invested, shall be invested only in U.S. Government Obligations maturing prior to the date of maturity of the Securities or, to the extent applicable, such date of redemption and such intervening interest payment dates; and, provided further, however, that the Trustee shall have no obligation to invest such funds; or (ii) U.S.
     Government Obligations in such aggregate principal amount and maturity on such dates as will, together with the income or increment to accrue thereon, but without consideration of any reinvestment of such income or increment, be sufficient to pay when due (including any intervening interest payment dates) the amounts set forth in the foregoing clauses (A) and (B);
     or (iii) a combination of (i) and (ii), sufficient (in the cases of deposits made pursuant to (ii) or (iii)), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, and interest on, the outstanding Securities on the dates such installments of principal or interest are due;

               (2)  no Event of Default or event which with
     notice or lapse of time would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

               (3)  the Issuer shall have delivered to the
     Trustee (A) an Opinion of Counsel to the effect that the deposit of such funds or investments or both to defease the Issuer's obligations in respect of the Securities is in accordance with the provisions of this Indenture and (B) either (i) an Opinion of Counsel to the effect that Holders of the Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of the option under this Section 9.5 and will be subject to United States Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, or (ii) a private letter ruling to that effect directed to the Trustee received from the United States Internal Revenue Service; and

               (4)the deposit of such funds or investments shall not at such time be prohibited by the Credit
     Agreement or the provisions of Article 12 and shall not contravene applicable law.

               "Discharged" means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture and the Securities (and the Trustee, at the request and the expense of the Issuer, shall execute proper instruments acknowledging the same), except (i) the rights of Holders of Securities to receive, from the trust fund described in clause (1) above, payment of the Principal of and the interest on the Securities when such payments are due; (ii) the Issuer's obligations with respect to the Securities under Section 2.5, 2.6, and 9.4; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and
(iv) the obligation of the Issuer to maintain an office or agency as provided in Section 3.2.


                         ARTICLE TEN

                  MISCELLANEOUS PROVISIONS.


               SECTION 10.1  Incorporators, Stockholders,
Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

               SECTION 10.2  Provisions of Indenture for the Sole
Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of Senior Indebtedness and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of Senior
Indebtedness and the holders of the Securities.

               SECTION 10.3  Successors and Assigns of Issuer
Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

               SECTION 10.4  Notices and Demands on Issuer,
Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Issuer may be given or served by hand delivery, by overnight courier or by being deposited postage prepaid, first-class mail (except, in each case, as otherwise specifically provided herein), in each case addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Flagstar Corporation, 203
East Main Street, Spartanburg, South Carolina 29319,
Attention: Chief Financial Officer. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

               Where this Indenture provides for notice to holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered by hand, delivered by overnight courier or mailed, first-class postage prepaid, to each holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to holders is given by any of the foregoing means, neither the failure to give such notice by such means, nor any defect in any notice so given, to any particular holder shall affect the sufficiency of such notice with respect to other holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

               SECTION 10.5 Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers'
Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

       Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

               Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

              SECTION 10.6 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

               SECTION 10.7  Conflict of Any Provision of
Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

               SECTION 10.8  New York Law to Govern.  This
Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

               SECTION 10.9  Counterparts.  This Indenture may be
executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               SECTION 10.10  Effect of Headings.  The Article
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.



                       ARTICLE ELEVEN

                  REDEMPTION OF SECURITIES.


               SECTION 11.1 Right of Optional Redemption. (a) Except as provided in Section 11.1(b), the Securities may not be redeemed at the option of the Issuer prior to September 15, 1998. On and after such date, the Issuer at its option may, at any time, redeem all, or from time to time any part of, the Securities upon payment of the optional redemption prices set forth in the form of Security hereinabove recited, together with accrued interest to the date fixed for redemption.

               (b) The Securities may be redeemed in part at the option of the Issuer prior to September 15, 1996 upon the terms and subject to the conditions set forth in the form of Security hereinabove recited.

               SECTION 11.2  Notice of Redemption; Partial
Redemptions. Notice of redemption to the holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

               The notice of redemption to each such holder shall specify the principal amount of each Security held by such holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

               The notice of redemption of Securities to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

               On or prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities are to be redeemed the Issuer will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

               If less than all the Securities are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair but generally pro rata or by lot, Securities to be redeemed in whole or in part. Securities may be redeemed in part in multiples of $1,000 only. The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

               SECTION 11.3 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.
          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

               Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of the Issuer, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

               SECTION 11.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

               SECTION 11.5 Offer to Redeem by Application of Net Proceeds. At such time as the Issuer determines to make a Net Proceeds Offer pursuant to the provisions of Section
3.13 hereof, the Issuer shall deliver to the Trustee a notice to such effect specifying the aggregate principal amount of the Securities for which the Net Proceeds Offer will be made. Within 15 days thereafter, the Trustee shall select the Securities to be offered to be redeemed in accordance with Section 11.2 hereof. Within 10 days thereafter the Issuer shall mail or cause the Trustee to mail (in the Issuer's name and at its expense and pursuant to an Officer's Certificate as required by Section 3.13 hereof) a Net Proceeds Offer to redeem to each Holder of Securities whose Securities are to be offered to be redeemed. The Net Proceeds Offer shall identify the Securities to which it relates and shall contain the information required by the second paragraph of Section 11.2 hereof and shall provide for a redemption date no earlier than 65 days after the mailing of the Net Proceeds Offer.

               A Holder receiving a Net Proceeds Offer may elect to have redeemed the Securities to which the Net Proceeds
Offer relates by providing written notice thereof to the Trustee and the Issuer on or before 35 days preceding the redemption date and shall thereafter complete the form entitled "Option of Holder to Elect to Have Security
Redeemed" on the reverse of the Security and surrender the Security to the Issuer, or depositary, if appointed by the Issuer, or a paying agent at least three days prior to the redemption date. A Holder may not elect to have redeemed less than all of the Securities to which the Net Proceeds
Offer relates.

               Other than as specifically provided in this
Section 11.5, any redemption pursuant to this Section 11.5
shall be made pursuant to the provisions of Sections 11.2 through 11.4 hereof and shall, in any event, be subject to
Article 12.



                       ARTICLE TWELVE

                SUBORDINATION OF SECURITIES.


               SECTION 12.1  Agreement to Subordinate.  The
Issuer agrees, and each Holder by accepting a Security consents and agrees, that the Indebtedness evidenced by the Security and all Obligations of the Issuer under this Indenture and the payment of any Claims are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness and they and/or each of them may enforce such subordination.

               SECTION 12.2  Certain Definitions.

               "Claim" means any claim arising for the rescission of the purchase of the Securities, for damages arising from the purchase of the Securities or for reimbursement or contribution on account of such a claim.

               "Representative" means the indenture trustee or other trustee, agent or representative for any Senior
Indebtedness and, in the case of Senior Indebtedness under the Credit Agreement, the Credit Agent.

               A distribution may consist of cash, securities or other property, by set-off or otherwise, and a payment or distribution on account of any Obligations or any Claims with respect to the Securities shall include any redemption, purchase or other acquisition of the Securities, whether pursuant to a Net Proceeds Offer or otherwise.

               For the purposes of this Article 12, all Senior
Indebtedness now or hereafter existing under the Credit
Agreement shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash of such Senior Indebtedness and all obligations and claims relating thereto.

               SECTION 12.3  Liquidation; Dissolution;
Bankruptcy. Upon any distribution to creditors of the Issuer in a total or partial liquidation or dissolution of the Issuer or in bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property or in an assignment for the benefit of creditors, or an arrangement, adjustment, composition or relief of the Issuer or its debts or any marshalling of the assets and liabilities of the Issuer:

               (1)  holders of Senior Indebtedness shall be
     entitled to receive payment in full of all obligations due or to become due with respect to the Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not such interest is an allowable claim under each such proceeding) and all claims relating thereto before Holders shall be entitled to receive any payment or distribution on account of any obligations with respect to the Securities or on account of any Claim; and

               (2) until all obligations with respect to Senior Indebtedness (as provided in subsection (1) above) and all claims relating thereto are paid in full, any payment or distribution, including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Issuer being subordinated to the payment of the Securities to which Holders would be entitled but for this Article shall be made to holders of Senior Indebtedness, as their interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, the Senior Indebtedness to the extent necessary to pay in full all such Senior Indebtedness and all obligations and claims relating thereto in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, except that pursuant to a plan of reorganization under an applicable Bankruptcy Law and, if any Indebtedness is outstanding pursuant to the Credit Agreement, notice to the Issuer from the Credit Agent that such plan of reorganization is reasonably satisfactory to the Required Lenders (as defined in the Credit Agreement), Holders may receive securities that are subordinated to at least the same extent as the Securities to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness; provided; however, that if any Indebtedness is outstanding pursuant to the Credit Agreement, the terms (including, without limitation, terms in respect of maturities, covenants, defaults, acceleration and remedies) of any securities issued to Holders pursuant to this Section 12.3 must be reasonably satisfactory to the Required Lenders as evidenced by a notice to such effect from the Credit Agent to the Issuer.

               SECTION 12.4  Default on Senior Indebtedness.

               (a) In the event that any default in the payment of any Senior Indebtedness or any obligation or claim relating thereto shall have occurred and be continuing, whether at maturity (by lapse of time, acceleration or otherwise), upon redemption or otherwise (a "Payment Default"), unless and until such Payment Default shall have been cured or waived in writing by the holders of such Senior Indebtedness, no direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Issuer being subordinated to payment of the Securities) shall be made by or on behalf of the Issuer for or on account of any Obligations with respect to the Securities or on account of any Claim, and neither the Trustee nor any Holders shall receive from the Issuer directly or indirectly, any payment or distribution, including, without limitation, from or by way of collateral, on account of any Obligations with respect to the Securities or on account of any Claim.

               (b) Upon receipt by the Issuer and the Trustee of written notice from the Credit Agent of any default (including an unmatured event of default) under the Credit Agreement, other than a Payment Default, or that a payment or distribution by the Issuer with respect to any Security would, immediately after giving effect thereto, result in such a default, and unless such default shall have been cured or waived in writing in accordance with the terms of the Credit Agreement and written notice thereof is delivered to the Trustee, no direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Issuer being subordinated to payment of the Securities) may be made by or on behalf of the Issuer for or on account of the Obligations with respect to the Securities or on account of any Claim and neither the Trustee nor any Holder shall receive from the Issuer, directly or indirectly, any payment or distribution, including, without limitation, from or by way of collateral, in respect of the Obligations with respect to the Securities or on account of any Claim during a period
     (the "Payment Blockage Period") commencing on the receipt by the Issuer and the Trustee of such notice and ending on the earliest of (i) 179 days thereafter,
     (ii) the date on which such default shall have been waived in writing or cured or (iii) the date on which the benefits of this clause (b) shall have been waived in writing by the Credit Agent.

               (c) Upon receipt by the Issuer and the Trustee of written notice from the Representative of Specified
     Senior Indebtedness (other than the Credit Agent under the Credit Agreement) of any default thereunder
     (including an unmatured event of default) other than a Payment Default, or that a payment or distribution by the Issuer with respect to any Security would, immediately after giving effect thereto, result in such a default, and unless such default shall have been cured or waived in writing in accordance with the terms of the instrument governing such Specified Senior Indebtedness and written notice thereto is delivered to the Trustee, no direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Issuer being subordinated to payment of the Securities) may be made by or on behalf of the Issuer for or on account of the Obligations with respect to the Securities or on account of any Claim and neither the Trustee nor any Holder shall receive from the Issuer, directly or indirectly, any payment or distribution, including without limitation, from or by way of collateral, in respect of the Obligations with respect to the Securities or on account of any Claim during the Payment Blockage Period commencing on the receipt by the Issuer and the Trustee of such notice and ending on the earliest of (i) 179 days thereafter,
     (ii) the date on which such default shall have been waived in writing or cured or (iii) the date on which the benefits of this clause (c) shall have been waived in writing by such Representative of Specified Senior Indebtedness. Only one such Payment Blockage Period may commence within any 360 consecutive day period, whether pursuant to clause (b) above or this clause
     (c); provided that the commencement of a Payment
     Blockage Period pursuant to this clause (c) shall not bar the commencement of another Payment Blockage Period by the Credit Agent within such period of 360 consecutive days. Notwithstanding anything in clause
     (b) above or this clause (c) to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the payment on the Securities was due and (y) there must be 180 days in any 360 day period in which no Payment Blockage Period is in effect.

               (d) For all purposes of Section 12.4(b) and (c), no default which, to the knowledge of the Representative of Specified Senior Indebtedness existed or was continuing on the date of the commencement of any Payment Blockage Period by such Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period by such Representative, whether or not within a period of 360 consecutive days, unless such default shall have been waived in writing or cured, or the benefits of clause
     (b) or (c), as the case may be, shall have been waived in writing by such Representative for a period of not less than 90 consecutive days.

               SECTION 12.5  Acceleration of Securities.  If
payment of the Securities is accelerated because of an Event of Default, the Issuer shall promptly notify holders of Senior Indebtedness of the acceleration.

               SECTION 12.6 When Distribution Must be Paid Over. If a distribution is made to the Trustee, any paying agent or any Holder that because of this Article 12 should not have been made to it, the Trustee, such paying agent or such Holder who receives the distribution shall segregate such distribution from its other funds and property and hold it in trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement) to, the holders of Senior Indebtedness as their interests may appear, or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application
(in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, Senior Indebtedness remaining unpaid to the extent necessary to pay in full such Senior Indebtedness and all obligations and claims relating thereto in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness (it being understood, in the event such a distribution is made to the Trustee, that the Trustee's obligation so to segregate such distribution and hold it in trust shall be subject to the Trustee's knowledge determined in accordance with Section 12.12 hereof). In the event the Trustee is uncertain as to whom payment should be made pursuant to this paragraph, the Trustee shall be permitted to bring an interpleader action.

               With respect to the holders of Senior
Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuer or any other person money or assets to which any holders of Senior Indebtedness are entitled by virtue of this Article 12, except if such payment is made as a result of the negligence or willful misconduct of the Trustee.

               SECTION 12.7 Notice by Issuer. The Issuer shall promptly notify the Trustee and any paying agent of any facts known to the Issuer that would cause a payment of any Obligations with respect to the Securities or of any Claim to violate this Article, but failure to give such notice shall not affect the subordination of the Securities and all Claims to the Senior Indebtedness provided in this Article.

               SECTION 12.8  Subrogation.  After all Senior
Indebtedness and all such obligations and claims relating thereto are paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 12 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Issuer and Holders, a payment by the Issuer on the Securities.

                SECTION 12.9  Relative Rights.  This Article
defines the relative rights of Holders and holders of Senior
Indebtedness.  Nothing in this Indenture shall:

               (1)impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

               (2)affect the relative rights of Holders and creditors of the Issuer other than their rights in relation to holders of Senior Indebtedness; or

               (3)prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

               If the Issuer fails because of this Article 12, to pay principal of or interest on a Security on the due date, the failure may still become a Default or Event of Default.

               SECTION 12.10 Subordination May Not Be Impaired. No right of any present or future holder of any Senior Indebtedness or any obligation or claims relating thereto to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any act, failure to act or noncompliance by the Issuer, the Trustee or any Agent with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

               Without in any way limiting the generality of the foregoing paragraph, the holders or owners of Senior Indebtedness or any obligation or claim relating thereto may at any time and from time to time, without the consent of or notice to the Trustee or any Holder, without incurring responsibility to any Holder and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Indebtedness (including any change in the rate of interest thereon), or otherwise amend or supplement in any manner, or grant any waiver or release with respect to, Senior Indebtedness or any obligation or claim relating thereto or any instrument evidencing the same or any agreement under which Senior Indebtedness or any obligation or claim relating thereto is outstanding; (ii) sell, exchange, release, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, Senior Indebtedness or any obligation or claim relating thereto, or amend, or grant any waiver or release with respect to, or consent to any departure from any guarantee for all or any of the Senior Indebtedness or any obligation or claim relating thereto;
(iii) release any person liable in any manner under or in respect of Senior Indebtedness or any obligation or claim relating thereto; (iv) exercise or refrain from exercising any rights against and release from obligations of any type, the Issuer and any other person; and (v) apply any sums from time to time received to the Senior Indebtedness or any obligation or claim relating thereto.

               All rights and interests under this Indenture of the Credit Agent and the other holders of Senior
Indebtedness or any obligation or claim relating thereto, and all agreements and obligations of the Trustee, the Holders, and the Issuer under Sections 4.2, 4.3 and 4.9 hereof and under this Article 12 shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any promissory notes evidencing the Senior Indebtedness thereunder, or any other agreement or instrument relating thereto or to any other
Senior Indebtedness or any obligation or claim relating thereto, including, without limitation, any agreement referred to in the definition of Credit Agreement, or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Trustee, any Holder or the Issuer.

               The provisions set forth in Sections 4.2, 4.3 and
4.9 hereof and in this Article 12 constitute a continuing agreement and shall (i) be and remain in full force and effect until payment in full of all Senior Indebtedness and all obligations and claims relating thereto at such time as no lender shall have any commitment to make any advances in respect of Senior Indebtedness, (ii) be binding upon the Trustee, the Holders and the Issuer and their respective successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of the Holders and their respective successors, transferees and assigns.

               The Credit Agent is hereby authorized to demand specific performance of the provisions of this Article 12, whether or not the Issuer shall have complied with any of the provisions of Article 12 applicable to it, at any time when the Trustee or any Holder shall have failed to comply with any of these provisions. The Trustee and the Holders hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

               SECTION 12.11  Distribution or Notice to
Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative, if any.

               Upon any payment or distribution of assets of the Issuer referred to in this Article 12, the Trustee and the Holders shall be entitled to rely in good faith upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 12.

               SECTION 12.12 Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee pursuant to this Article 12, and the Trustee or paying agent may continue to make payments on the Securities unless it shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Securities to violate this Article. Only the Issuer, a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the notice. Nothing in this Article 12 shall apply to amounts due to, or impair the claims of, or payments to, the Trustee under or pursuant to Section 5.6 hereof.

               The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

               SECTION 12.13  Authorization to Effect
Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate as between the Holders of the Securities and the holders of Senior Indebtedness the subordination as provided in this Article 12, and appoints the Trustee his attorney-in-fact for any and all such purposes.

               SECTION 12.14  Miscellaneous.

               (a) Each Holder and the Issuer hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness and any obligation or claim relating thereto, and any requirement that the Credit Agent or any other holder of Senior Indebtedness and any obligation or claim relating thereto protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other person or entity or any collateral.

               (b) The agreement contained in this Article 12 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness or any obligation or claim relating thereto is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any obligation or claim relating thereto upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

               (c)Unless and until written notice shall be given by the Issuer and the Credit Agent to the Trustee at its Corporate Trust Office notifying the Trustee that Senior Indebtedness is no longer outstanding under the Credit Agreement, the Trustee shall assume that such Senior Indebtedness is outstanding. The Issuer agrees to give, and to cause the Credit Agent to give, such notice to the Trustee promptly after the first date on which no Senior Indebtedness shall be outstanding under the Credit Agreement. For the purposes of this Indenture, Senior Indebtedness shall be outstanding under the Credit Agreement whenever either (i) such Senior Indebtedness and all obligations and claims relating thereto shall not have been paid in full or (ii) commitments to lend or to issue letters of credit under the Credit Agreement shall not have expired or been cancelled or terminated.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first above written.




                                        FLAGSTAR CORPORATION


                                        By /s/ Karl H. Sedlarz
                                           Title: Vice President
                                                  and Treasurer

Attest:


By /s/ George E. Moseley
   Title: Secretary




                                                  NATIONSBANK OF GEORGIA,
                                                   NATIONAL ASSOCIATION, as
                                                   Trustee



                                                  By /s/ Harry G. Evans
                                                     Title: Vice President

Attest:


By /s/
   Title: Trust Officer


STATE OF NEW YORK   )
                                                  :  ss.:
COUNTY OF NEW YORK  )

               On this 23rd day of September, 1993, before me personally came Karl H. Sedlarz, to me known, who being by me personally sworn, did depose and say that he is the Vice President and Treasurer of Flagstar Corporation, the corporation described in and on behalf of which he has executed the above instrument, and that he is authorized by said corporation to execute the same.




                                                    /s/ Kate Kamish
                                                        Notary Public
STATE OF GEORGIA   )
                                                  :  ss.:
COUNTY OF FULTON   )

               On this 23rd day of September, 1993, before me personally came Harry G. Evans, to me known, who being by me personally sworn, did depose and say that he is the Vice President of NationsBank of Georgia, National Association, the corporation described in and on behalf of which he has executed the above instrument, and that he is authorized by said corporation to execute the same.




                                                           /s/ Jeanette S. Belt
                                                               Notary Public